UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.        )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

THE MACERICH COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Macerich Company

April 18, 2017

Dear Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders to be held on Thursday, June 1, 2017 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401.

The accompanying Notice and Proxy Statement contain details concerning the matters to be considered during our Annual Meeting. At our Annual Meeting, you will be asked to consider and vote on the following matters:

(1)	election of the ten director nominees named in our Proxy Statement;

(2)	ratification of the appointment of KPMG LLP as our independent registered public accounting firm;

(3)	approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in the accompanying Proxy Statement;

(4)	approval, on a non-binding advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers; and

(5)	the transaction of such other business as may properly come before our Annual Meeting.

Our Board of Directors unanimously recommends that you vote your shares:

“FOR” the election of the ten director nominees;

“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm;

“FOR” the approval of the compensation of our named executive officers as described in the accompanying Proxy Statement; and

“ONE YEAR” for the frequency of future advisory votes on the compensation of our named executive officers.

We are pleased to again take advantage of the Securities and Exchange Commission rules that allow us to furnish Proxy materials to our stockholders over the Internet. This e-proxy process expedites our stockholders’ receipt of Proxy materials, lowers our costs and reduces the environmental impact of our Annual Meeting. On or about April 18, 2017, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2016 Annual Report to Stockholders and authorize their proxies online. All other stockholders will receive these materials by mail. If you only received a Notice of Internet Availability of Proxy Materials by mail, the Notice contains instructions on how you can obtain a paper copy of the Proxy Statement and Annual Report.

We look forward to seeing you at our Annual Meeting and thank you for your continued support.

Your vote is important.    Whether or not you plan to attend our Annual Meeting, we urge you to submit your Proxy to ensure your shares are represented and voted at our Annual Meeting. If you attend our Annual Meeting, you may continue to have your shares voted as instructed on your Proxy or you may withdraw your Proxy at the meeting and vote your shares in person.

Arthur M. Coppola
Chairman of the Board and Chief Executive Officer

THE MACERICH COMPANY

401 WILSHIRE BOULEVARD

SUITE 700

SANTA MONICA, CALIFORNIA 90401

NOTICE OF THE 2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 1, 2017

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of The Macerich Company, a Maryland corporation, will be held on Thursday, June 1, 2017 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401, to consider and vote upon:

(1)	the election of ten director nominees, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies;

(2)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017;

(3)	the approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in the accompanying Proxy Statement;

(4)	the approval, on a non-binding advisory basis, of the frequency of future advisory votes to approve the compensation of our named executive officers; and

(5)	the transaction of such other business as may properly come before our Annual Meeting and at any postponement or adjournment thereof.

Action may be taken on the foregoing matters at our Annual Meeting on the date specified above, or on any date or dates to which our Annual Meeting may be postponed or adjourned. Only stockholders of record of our common stock at the close of business on March 24, 2017 will be entitled to notice of and to vote at our Annual Meeting and at any postponement or adjournment thereof.

Your vote is important. Whether or not you plan to attend our Annual Meeting, we urge you to submit your Proxy to ensure your shares are represented and voted at our Annual Meeting. If you attend our Annual Meeting, you may continue to have your shares voted as instructed on your Proxy or you may revoke your Proxy at our Annual Meeting and vote your shares in person.

Record stockholders may authorize their Proxies:

•	By Internet: Go to the website address shown on your Proxy or the Notice of Internet Availability of Proxy Materials.

•	By Toll-Free Telephone: If you received a printed set of Proxy materials by mail, you may call the toll-free number shown on your Proxy and follow the recorded instructions.

•	By Mail: If you received a printed set of Proxy materials by mail, you may mark, sign, date and promptly return the enclosed Proxy in the postage-paid envelope.

Beneficial stockholders: If your shares of common stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee to instruct how your shares of common stock are to be voted at our Annual Meeting.

By Order of the Board of Directors

Thomas J. Leanse
Secretary
Santa Monica, California
April 18, 2017

Proxy Statement Summary

This summary highlights information contained elsewhere in our Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting or authorizing a proxy to vote your shares. Page references are supplied to help you find further information in our Proxy Statement.

Our Annual Meeting

Time and Date:	10:00 a.m. local time on Thursday, June 1, 2017

Place:	The Fairmont Miramar Hotel 101 Wilshire Boulevard Santa Monica, California

Record Date:	Close of business on March 24, 2017

Voting:

Each share of our common stock entitles the holder thereof to one vote on each matter to be voted upon at our Annual Meeting.

You can vote or authorize a proxy to vote by any of the following methods:

•  Internet: Go to the website address shown on your Proxy or the Notice of Internet Availability of Proxy Materials until 11:59 p.m., Eastern Time, the day before our Annual Meeting.

•  Telephone: Call the toll-free number shown on your Proxy and follow the recorded instructions. The deadline for submitting your Proxy by telephone is 11:59 p.m., Eastern Time, the day before our Annual Meeting.

•  Mail: Mark, sign, date and return your Proxy in the postage-paid envelope promptly so that it is received prior to our Annual Meeting.

•  In Person: If you are a stockholder of record, you may vote in person by attending the Annual Meeting. If your shares are held in street name, you will need to obtain a “legal proxy” from your broker, bank or other nominee and present it at our Annual Meeting prior to voting in person.

i

About Our Annual Meeting (page 1)

We provide answers to many questions about our Annual Meeting, including how to vote your shares, in our Q&A section beginning on page 1 of our Proxy Statement.

Proposals and Board Recommendations

Proposal		Board Recommendation	Page Reference
Proposal 1—	Election of Ten Directors	For all nominees	6

Proposal 2—	Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the Year Ending December 31, 2017	For	65

Proposal 3—	Advisory Vote to Approve our Named Executive Officer Compensation	For	66

Proposal 4—	Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation	One Year	68

Transaction of any other business that properly comes before our Annual Meeting and any postponement or adjournment thereof

Our Business Highlights (page 28)

Operational Achievements:

•	Funds from operations (as defined in Appendix I) (“FFO”) (excluding early extinguishment of debt, net and costs related to unsolicited takeover offer) per diluted share grew 3% in 2016 to $4.07, compared to $3.95 in 2015

•	Same center net operating income (as defined in Appendix I) (“NOI”) grew 4.96%

•	Gross margins expanded to 69.6% in 2016, a 40 basis point improvement over 2015

•	On a same center basis, mall tenant sales per square foot were $650 for 2016, compared to $643 in 2015

Leasing Achievements:

•	Occupancy levels were stable ending the year at 95.4%

•	Releasing spreads for 2016 were up 17.7%

Development Achievements:

•	Broadway Plaza: completion of first phase of the redevelopment and expansion adding 160,000 net new square feet

•	Green Acres Commons: completion of 335,000 square foot open-air retail complement to Green Acres Mall

•	Kings Plaza Shopping Center: commencement of the redevelopment of the 250,000 square foot Sears building

Balance Sheet Achievements:

•	Closed over $1.8 billion in fixed-rate mortgage financings

•	Renewed a $1.5 billion line of credit, extending the term until July 2021 and improving terms

•	Successful completion of our $1.2 billion stock repurchase program

Sustainability Achievements:

•	Received key sustainability awards:

•	#1 ranking in the U.S. Retail Sector for sustainability performance for real estate portfolios around the world for second straight year, according to scores published by Global Real Estate Sustainability Benchmark (GRESB)

•	Retail “Leader in the Light” Environmental Award for the third consecutive year from the National Association of Real Estate Investment Trusts

•	2016 ICSC Design and Development Mixed-Use Gold Award and Commendation for Sustainable Design for Tysons Corner Expansion

•	Recipient of first U.S. BREEAM in use building certification

Director Nominees (page 6)

		Director Since		Independent (Yes/No)		Committee Memberships	Other Public Company Boards
Name	Age		Occupation	Yes	No
John H. Alschuler	69	2015	Chairman, HR&A Advisors, Inc.	Yes		Nominating and Corporate Governance	SL Green Realty Corporation and Xenia Hotels and Resorts, Inc.
Arthur M. Coppola	65	1994	Chairman of the Board and Chief Executive Officer of our Company		No	Executive (Chair)	None
Edward C. Coppola	62	1994	President of our Company		No	None	None
Steven R. Hash	52	2015	President and Chief Operating Officer, Renaissance Macro Research, LLC	Yes		Audit (Chair); Compensation	Alexandria Real Estate Equities, Inc.
Fred S. Hubbell	65	1994	Director, Voya Financial, Inc. and Retired Executive Board Member, ING Group	Yes		Executive; Nominating and Corporate Governance	Voya Financial, Inc.
Diana M. Laing	62	2003	Chief Financial Officer, American Homes 4 Rent	Yes		Audit	None
Mason G. Ross	73	2009	Retired Executive Vice President and Chief Investment Officer, Northwestern Mutual Life	Yes		Nominating and Corporate Governance (Chair)	None
Steven L. Soboroff	68	2014	Managing Partner, Soboroff Partners and Vice President, Los Angeles Police Commission	Yes		Audit; Compensation; Nominating and Corporate Governance	None

		Director Since		Independent (Yes/No)		Committee Memberships	Other Public Company Boards
Name	Age		Occupation	Yes	No
Andrea M. Stephen	52	2013	Retired Executive Vice President, Investments, The Cadillac Fairview Corporation Limited	Yes		Compensation (Chair); Executive	First Capital Realty Inc. and Boardwalk Real Estate Investment Trust
John M. Sullivan	56	2014	President and Chief Executive Officer, The Cadillac Fairview Corporation Limited		No	None	Multiplan Empreendimentos Imobiliarios, S.A. and Dream Global REIT

Ratification of our Independent Registered Public Accounting Firm (page 65)

We are asking our stockholders to consider and vote upon the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017.

Say-on-Pay Vote (page 66)

Following our 2015 annual meeting, our Compensation Committee, working with our independent compensation consulting firm Frederic W. Cook & Co., Inc. (“FW Cook”), made changes to our executive compensation program in response to our stockholders’ feedback. At our 2016 annual meeting, the Company’s stockholders expressed strong support for the changes, with the say-on-pay advisory vote being approved by over 97% of the votes cast, which was consistent with the high levels of approval previously expressed through similar votes at the Company’s 2011, 2012, 2013 and 2014 annual meetings.

Please review our Compensation Discussion and Analysis beginning on page 27 and the accompanying executive compensation tables beginning on page 42 for additional details about our executive compensation program, including information about our named executive officers’ 2016 compensation.

Advisory Vote on the Frequency of Future Say-on-Pay Advisory Votes (page 68)

Our stockholders currently have the opportunity to participate annually in an advisory vote on the compensation of our named executive officers. We continue to believe that say-on-pay votes should be conducted every year so that our stockholders may annually express their views on our executive compensation program.

Executive Compensation Program Highlights (page 32)

Our executive compensation program is designed to align our executive compensation with long-term stockholder interests as described in our Compensation Discussion and Analysis beginning on page 27.

EXECUTIVE COMPENSATION
WHAT WE DO
✓	Pay for Performance. Executive compensation is heavily weighted toward “at risk” performance-based compensation.
✓	Performance-Based Equity. 75% of our long-term incentive equity awards are in the form of performance-based LTIP Unit awards, which are subject to relative total stockholder return compared to all publicly-traded equity real estate investment trusts, or “REITs.” Starting with the 2016 equity awards, relative total stockholder return performance is measured over a three-year period.
✓	“Double-Trigger” Equity Vesting. Effective with the 2016 equity grants, our equity awards are subject to double-trigger vesting acceleration in connection with a change in control.
✓	Robust Stock Ownership Guidelines. Our Chief Executive Officer is required to own common stock with a value equal to 6x his base salary and our other named executive officers are required to own common stock with a value equal to 3x their respective base salaries.
✓	Holding Period. Until the minimum required stock ownership level is achieved, our named executive officers must retain 50% of net-after-tax profit shares from equity compensation awards.
✓	Clawback Policy. We maintain a clawback policy to recapture incentive payments to executive officers that were based on inaccurate financial results that are subsequently restated.
✓	Independent Compensation Consultant. The Compensation Committee engages an independent compensation consulting firm that provides us with no other services.
WHAT WE DON’T DO
x	No Excessive Risk Taking. Our compensation program does not encourage excessive risk taking by participants.
x	No Tax Gross Up Provisions. None of our agreements provide for excise tax gross-ups.
x	No Employment Agreements. We do not entrench management through the use of employment agreements; we have no employment agreements and one remaining management continuity agreement for one named executive officer.
x	No Repricing. We do not reprice underwater options or stock appreciation rights (“SARs”) or exchange underwater options or SARs for other awards or cash, without prior stockholder approval.
x	Anti-Hedging. We do not allow hedging, monetization transactions, short sales or the purchase and sale of publicly traded options by any director, officer or employee.
x

Anti-Pledging. We do not allow our directors or executive officers to pledge securities unless they can otherwise meet our stock ownership requirements. None of our directors or officers currently pledge our securities.

v

Corporate Governance Highlights (page 15)

Our Board of Directors is committed to strong corporate governance. Our governance framework is designed to promote the long-term interests of our stockholders and strengthen Board and management accountability.

CORPORATE GOVERNANCE
WHAT WE DO
✓	No Poison Pill. No Stockholder Rights Plan in effect.
✓	Annual Election of Directors. Our Board consists of a single class of directors who stand for election each year.
✓	Majority Voting Standard for Directors with Director Resignation Policy. Our Bylaws include a majority voting standard for the election of directors. Any incumbent director who fails to receive the required vote for re-election must offer to resign from our Board of Directors.
✓	Independent Board. Currently seven of our ten directors are independent and all members serving on our committees are independent.
✓	Proxy Access. Our Bylaws include proxy access nominating provisions.
✓	Executive Sessions of the Board. An executive session of independent directors is held following each regularly-scheduled Board meeting.
✓	Lead Director. Our Lead Director (as described below) ensures strong, independent leadership and oversight of our Board of Directors by, among other things, presiding at executive sessions in connection with every regularly-scheduled Board meeting.
✓	Board Evaluations. Our Nominating and Corporate Governance Committee oversees annual evaluations of our Board and its committees, including separate committee self-evaluations.
✓	Regular Succession Planning. A high priority is placed on regular succession planning for our senior management.
✓	Risk Oversight by Full Board and Committees. A principal function of our Board is to oversee risk assessment and risk management related to our business. Oversight for specific areas of risk exposure is delegated to our Board committees.
✓	Code of Ethics. A robust code of ethics is in place for our directors, officers and employees and a supplementary code of ethics is in place specifically for our Chief Executive Officer and senior financial officers.
✓	Sustainability. We strive to conduct our business in a socially responsible manner that balances consideration of environmental and social issues with creating long-term value for our Company and our stockholders.
✓	No Over-boarding. Our written governance policy limits director membership on other public company boards.

THE MACERICH COMPANY

401 WILSHIRE BOULEVARD

SUITE 700

SANTA MONICA, CALIFORNIA 90401

PROXY STATEMENT

FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 1, 2017

We are sending you this Proxy Statement in connection with the solicitation of Proxies by our Board of Directors for exercise at our 2017 Annual Meeting of Stockholders and at any postponement or adjournment thereof. We are first providing this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy to our stockholders on or about April 18, 2017. Our 2016 Annual Report, including financial statements for the fiscal year ended December 31, 2016, is being provided to stockholders concurrently with this Proxy Statement. Our Annual Report, however, is not part of the proxy solicitation material. We sometimes refer to The Macerich Company as our “Company,” “Macerich,” “we” or “us” and to our 2017 Annual Meeting of Stockholders, including any postponement or adjournment thereof, as our “Annual Meeting.”

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 1, 2017. This Proxy Statement and our 2016 Annual Report are available at www.proxyvote.com.

ABOUT OUR ANNUAL MEETING

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the Proxy materials?

This year, we are again using the Securities and Exchange Commission or “SEC” notice and access rule that allows us to furnish our Proxy materials over the Internet to our stockholders instead of mailing paper copies of those materials to each stockholder. This allows us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Beginning on or about April 18, 2017, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials or “Notice” containing instructions on how to access our Proxy materials over the Internet and authorize your Proxy online. This Notice is not a Proxy and cannot be used to vote your shares. If you received only a Notice this year, you will not receive paper copies of the Proxy materials unless you request the materials by following the instructions on the Notice or on the website referred to on the Notice. We mailed to some of our stockholders, including stockholders who have previously requested paper copies of the Proxy materials and some of our stockholders who are participants in our benefit plans, paper copies of the Proxy materials instead of a Notice.

If you own shares of our common stock, $0.01 par value per share, referred to as “Common Stock,” in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one Notice or more than one set of paper Proxy materials. To vote all of your shares by Proxy, please follow each of the separate Proxy voting instructions that you received for your shares of Common Stock held in each of your different accounts.

When and where is our Annual Meeting?

Our Annual Meeting will be held on Thursday, June 1, 2017 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401.

What is the purpose of our Annual Meeting?

At our Annual Meeting, our stockholders will consider and vote on the following matters:

(1)	the election of ten directors, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies;

(2)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017;

(3)	the approval, on a non-binding advisory basis, of the compensation of our named executive officers as described in this Proxy Statement; and

(4)	the approval, on a non-binding advisory basis, of the frequency of future advisory votes on the compensation of our named executive officers.

In addition, our stockholders will transact any other business that properly comes before our Annual Meeting or any postponement or adjournment thereof. Management will also respond to appropriate questions from our stockholders.

Who is entitled to vote?

Only holders of record of our Common Stock at the close of business on the record date, March 24, 2017, are entitled to notice of and to vote at our Annual Meeting. Holders of Common Stock are entitled to cast one vote for each share held by them on each matter to be voted upon. Our Common Stock is our only class of securities entitled to vote at our Annual Meeting. Under applicable law and our charter, a stockholder is not entitled to cumulative voting rights in the election of our directors.

Who is entitled to attend our Annual Meeting?

All of our stockholders of record as of the close of business on the record date, or their duly appointed Proxy holders, may attend our Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee, you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership. If you do not have proof of ownership, you may not be admitted to our Annual Meeting. Each stockholder and Proxy holder may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions.

What constitutes a quorum?

The presence, in person or by Proxy, of holders entitled to cast a majority of all the votes entitled to be cast at our Annual Meeting is necessary to constitute a quorum for the transaction of business at our Annual Meeting. As of the record date, 142,381,907 shares of Common Stock were outstanding and entitled to be voted by the holders thereof. Abstentions and broker non-votes will count toward the presence of a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner returns a properly executed Proxy but does not cast a vote with respect to a particular proposal because the broker does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

How do I vote?

Voting in Person at our Annual Meeting.    If you are a stockholder of record as of the close of business on the record date and attend our Annual Meeting, you may vote in person. If your shares of Common Stock are held in street name and you wish to vote in person at our Annual Meeting, you will need to obtain and present prior to voting at our Annual Meeting a “legal proxy” from the broker, bank or other nominee through which your shares of Common Stock are held of record.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder.    If you hold your shares of Common Stock in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., you may instruct the Proxy holders how to vote your shares of Common Stock in one of the following ways:

•	Authorize your Proxy by Internet. You may authorize your Proxy over the Internet. The website for Internet authorization is provided in the Notice or on your Proxy if you received a printed set of Proxy materials. Internet authorization is available 24 hours per day until 11:59 p.m., Eastern Time, the day before our Annual Meeting. In order to authorize your Proxy, you will need to have the control number that appears on the Notice or Proxy you received.

•	Authorize your Proxy by Telephone. If you received a printed set of the Proxy materials, you may authorize your Proxy by telephone by calling the toll-free number listed on your Proxy. Telephone authorization is available 24 hours per day until 11:59 p.m., Eastern Time, the day before our Annual Meeting. When you call, please have your Proxy in hand, and you will receive a series of voice instructions which will allow you to instruct your Proxy how to vote your shares of Common Stock. To authorize your Proxy by telephone, you will also need your control number referred to above.

•	Submit your Proxy by Mail. If you received a printed set of the Proxy materials, you may submit your Proxy by mail by marking, signing and dating the Proxy enclosed with the Proxy materials you received and returning it promptly to Broadridge Financial Solutions, Inc. in the postage-paid envelope provided.

Voting by Proxy for Shares Held in Street Name.    If your shares of Common Stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to instruct how your shares of Common Stock are to be voted at our Annual Meeting.

What if I sign and return a Proxy by mail or authorize my Proxy by telephone or the Internet but do not specify how I wish to vote my shares?

If you sign and return a Proxy or authorize your Proxy by telephone or the Internet but do not specify how your shares will be voted on one or more matters listed in the Notice of our Annual Meeting, the shares will be voted with respect to such matters as follows:

FOR the election of each of the ten nominees for director named in this Proxy Statement;

FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017;

FOR the approval of the compensation of our named executive officers; and

ONE YEAR for the frequency of future advisory votes on the compensation of our named executive officers.

The holders of the Proxy will also have authority to vote in their discretion on any other matter that may be properly brought before our Annual Meeting or that may be incidental to the conduct of the meeting.

What does it mean if I receive more than one Proxy?

If you own shares of our Common Stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one Notice or set of Proxy materials. To ensure that all of your shares are voted, please follow each of the separate Proxy voting instructions that you received for your shares of Common Stock held in each of your different accounts.

Will other matters be voted on at our Annual Meeting?

It is not anticipated that any matter, other than those set forth in this Proxy Statement, will be presented at our Annual Meeting. If other matters are properly presented, Proxies will be voted by the Proxy holders in their discretion. Stockholder votes will be tabulated by the person appointed to act as inspector of election for our Annual Meeting.

May I change my vote or revoke my Proxy after I return my Proxy?

If you are a stockholder of record as of the record date, you may change your vote or revoke your Proxy before it has been voted at our Annual Meeting by:

•	filing a written revocation with the Secretary of The Macerich Company, at 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401;

•	authorizing a new Proxy by Internet, telephone or mail after the time and date of the previously authorized Proxy in the manner provided above under “How do I vote?”; or

•	appearing in person and voting by ballot at our Annual Meeting.

Any stockholder of record as of the record date attending our Annual Meeting may vote in person whether or not a Proxy has been previously given, but the presence (without further action) of a stockholder at our Annual Meeting will not constitute revocation of a previously given Proxy.

For shares of Common Stock you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at our Annual Meeting, by appearing in person and voting at our Annual Meeting.

What are our Board of Directors’ recommendations?

Unless you give other instructions on your Proxy, the persons named as Proxy holders on the Proxy will vote a properly given Proxy in accordance with the recommendations of our Board of Directors. Our Board’s recommendations, together with the description of each matter, are set forth in this Proxy Statement. In summary, our Board recommends that you vote your shares:

FOR the election of each of the ten director nominees named in this Proxy Statement;

FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017;

FOR the approval of the compensation of our named executive officers; and

ONE YEAR for the frequency of future advisory votes on the compensation of our named executive officers.

With respect to any other matter that properly comes before our Annual Meeting, the Proxy holders will vote on such matter in their discretion.

What vote is required to approve each matter?

Assuming the presence of a quorum, the affirmative vote of a majority of all of the votes cast on the matter at our Annual Meeting in person or by Proxy is required by our charter and/or Bylaws for the election of each director nominee, ratification of the appointment of KPMG LLP to serve as our independent registered public accounting firm, approval of the compensation of our named executive officers and determination of the frequency of future advisory votes on the compensation of our named executive officers. In the event that no option for the frequency of future advisory votes receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by stockholders. For purposes of these proposals, abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect on the outcome of any of these proposals.

The proposal to approve the compensation of our named executive officers and the proposal on the frequency of future advisory votes on the compensation of our named executive officers are advisory only and are not binding on our Company or our Board. Our Board, or an appropriate committee of our Board, will consider the outcome of the vote on each of these proposals in considering what action, if any, should be taken in response to these advisory votes by stockholders.

The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm is considered a routine item under the New York Stock Exchange rules or “NYSE Rules.” Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on this proposal. If your broker exercises this discretion, your shares will be counted as present for purposes of determining the presence of a quorum at our Annual Meeting and will be voted in the manner directed by your broker on the proposal to ratify KPMG LLP as our independent registered public accounting firm, but your shares will constitute broker non-votes on each of the other proposals at our Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

Under our Bylaws, our Board of Directors determines the number of our directors, provided that the number shall never be less than the minimum required by the Maryland General Corporation Law, nor more than twelve. The present term of our ten director nominees will expire at our Annual Meeting. Our director nominees, if elected at our Annual Meeting, will hold office until our annual meeting of stockholders in 2018 and until their respective successors are duly elected and qualify.

Our Board of Directors, based on the recommendations of the Nominating and Corporate Governance Committee, has nominated the following individuals to serve as directors of our Company:

• John H. Alschuler	• Diana M. Laing
• Arthur M. Coppola	• Mason G. Ross
• Edward C. Coppola	• Steven L. Soboroff
• Steven R. Hash	• Andrea M. Stephen
• Fred S. Hubbell	• John M. Sullivan

Each of our director nominees was previously elected to serve on our Board by our stockholders. Each of our director nominees is currently serving as a director and has consented to be nominated and to serve if elected. However, if any nominee becomes unable or unwilling for good cause to serve as a director if elected, the Proxy holders may vote for another person nominated by our Board of Directors.

Our Board of Directors will consider a nominee for election to our Board recommended by a stockholder of record if the stockholder submits a written notice regarding such recommendation to the Nominating and Corporate Governance Committee c/o our Secretary in the manner described under the heading “The Board of Directors and its Committees—Director Selection Process.”

Our charter and Bylaws provide that our directors are required to be elected by the affirmative vote of a majority of all the votes cast on the matter in person or by Proxy at our Annual Meeting at which a quorum is present. Our Guidelines on Corporate Governance further provide that any incumbent director who fails to receive the required vote for re-election shall offer to resign from the Board. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision within 90 days after the date of the certification of the election results. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is elected and qualifies. If the resignation is accepted, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board pursuant to our charter and Bylaws. The director whose offer to resign is under consideration will not participate in the Board’s decision regarding whether to accept or reject such director’s resignation.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF OUR DIRECTOR NOMINEES. PROXIES RECEIVED WILL BE VOTED “FOR” EACH OF OUR DIRECTOR NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

Information Regarding Director Nominees

Director Stock Ownership

The following table sets forth certain stock ownership information with respect to our director nominees based on information furnished by each director. The following information is as of the record date, March 24, 2017.

Name	Amount and Nature of Beneficial Ownership of Common Stock and OP Units(1)	Percent of Common Stock(2)	Amount and Nature of Beneficial Ownership of OP Units(1)(3)		Percent of Common Stock(2)
John H. Alschuler	—(4)	*	—		*
Arthur M. Coppola(5)	2,904,502(6)(7)	2.00%	2,600,282	(8)	1.80%
Edward C. Coppola(5)	1,981,480(9)(10)	1.38%	1,597,266	(11)	1.11%
Steven R. Hash	1,888(12)	*	—		*
Fred S. Hubbell	69,163(13)(14)	*	—		*
Diana M. Laing	12,479(15)	*	—		*
Mason G. Ross	8,951(16)	*	—		*
Steven L. Soboroff	22(17)	*	—		*
Andrea M. Stephen	8,348(18)	*	—		*
John M. Sullivan	(19)	—	—		—

*	The percentage of shares beneficially owned by this director does not exceed one percent of our outstanding shares of Common Stock.

(1)	Except as provided under applicable state marital property laws or as otherwise noted, each individual in the table above has sole voting and investment power over the shares of Common Stock and/or OP Units (as defined in Note 3 below) listed.

(2)	Assumes that all OP Units and LTIP Units (as defined in Note 3) held by the person are redeemed for shares of Common Stock (assuming, in the case of any LTIP Units, they have first been converted into OP Units) and that none of our OP Units or LTIP Units held by other persons are redeemed for or converted into shares of Common Stock.

(3)	Our Company is the sole general partner of, and owns an aggregate of approximately 93% of the ownership interests referred to as “OP Units” in, The Macerich Partnership, L.P. or our “Operating Partnership.” Our Operating Partnership holds directly or indirectly substantially all of our interests in our regional shopping centers and our community/power shopping centers (the “Centers”). Our Company conducts all of its business through our Operating Partnership, the property partnerships, corporations and limited liability companies that own title to our Centers and various management companies. In connection with our formation as well as subsequent acquisitions of certain Centers, OP Units were issued to certain persons in connection with the transfer of their interests in such Centers. The OP Units are redeemable at the election of the holder and our Company may redeem them for cash or shares of Common Stock on a one-for-one basis (subject to anti-dilution provisions), at the Company’s election.

Our Long Term Incentive Plan or “LTIP” allows for the issuance of limited partnership units in the form of a class of units of our Operating Partnership referred to as “LTIP Units,” as more fully described on pages 48-49 of this Proxy Statement. LTIP Units may be performance-based, service-based or fully-vested. Upon the occurrence of specified events, any vested LTIP Units can over time achieve full parity with the common OP Units of our Operating Partnership at which time LTIP Units are convertible, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common OP Units.

(4)

Mr. Alschuler has 1,888 vested stock units, 113 stock units credited as dividend equivalents and 1,877 stock units that will vest after May 23, 2017 under our Amended and Restated 2003 Equity Incentive Plan as currently in effect (“2003 Incentive Plan”) and 2,757 phantom stock units credited under the terms of our Eligible Directors’ Deferred Compensation/Phantom Stock Plan referred to as our “Director Phantom Stock

Plan,” the vesting and terms of which are described under “Compensation of Non-Employee Directors” below. Stock units, including the stock units issued under our Director Phantom Stock Plan, are payable solely in shares of Common Stock, do not represent outstanding shares, do not have voting rights and are non-transferrable.

(5)	Arthur Coppola and Edward Coppola are brothers.

(6)	Includes 488 shares held by Mr. A. Coppola as custodian for his minor child and 1,764,055 OP Units that are held by family limited liability companies of which Mr. A. Coppola is the sole manager.

(7)	Includes 107,679 SARs granted under our 2003 Incentive Plan that vested on March 15, 2011 and are currently exercisable, 70,303 vested LTIP Units and 59,343 service-based LTIP Units that will vest after May 23, 2017. SARs are payable solely in shares of Common Stock, do not represent outstanding shares, do not have voting rights and are non-transferrable. In addition to the securities disclosed in the above table, Mr. A. Coppola has 269,754 unvested performance-based LTIP Units.

(8)	Includes 1,764,055 OP Units that are held by family limited liability companies of which Mr. A. Coppola is the sole manager, 70,303 vested LTIP Units and 59,343 service-based LTIP Units that will vest after May 23, 2017. In addition to the securities disclosed in the above table, Mr. A. Coppola has 269,754 unvested performance-based LTIP Units.

(9)	Includes 5,410 shares of Common Stock held for Mr. E. Coppola under our 401(k)/Profit Sharing Plan. Also includes 39,969 shares held by a family limited partnership of which Mr. E. Coppola has sole beneficial ownership, 155,952 OP Units held in a family trust where Mr. E. Coppola has shared beneficial ownership and 5,053 shares held by Mr. E. Coppola as custodian for his children.

(10)	Includes 76,508 SARs granted under our 2003 Incentive Plan that vested on March 15, 2011 and are currently exercisable, 42,685 vested LTIP Units and 23,137 service-based LTIP Units that will vest after May 23, 2017. In addition to the securities disclosed in the above table, Mr. E. Coppola has 107,900 unvested performance-based LTIP Units.

(11)	Includes 155,952 OP Units held in a family trust where Mr. E. Coppola has shared beneficial ownership, 42,685 vested LTIP Units and 23,137 service-based LTIP Units that will vest after May 23, 2017. In addition to the securities disclosed in the above table, Mr. E. Coppola has 107,900 unvested performance-based LTIP Units.

(12)	In addition to the securities disclosed in the above table, Mr. Hash has 1,877 stock units that will vest after May 23, 2017 under our 2003 Incentive Plan.

(13)	Includes 970 shares held in trust by Mr. Hubbell as trustee and 10,511 shares held in trust for the benefit of Mr. Hubbell and his descendants. Also includes 17,344 shares held by a foundation of which Mr. Hubbell and his wife are trustees.

(14)	In addition to the securities disclosed in the above table, Mr. Hubbell has 4,481 vested stock units, 523 stock units credited as dividend equivalents and 1,877 stock units that will vest after May 23, 2017 under our 2003 Incentive Plan and 71,113 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(15)	In addition to the securities disclosed in the above table, Ms. Laing has 4,481 vested stock units, 523 stock units credited as dividend equivalents and 1,877 stock units that will vest after May 23, 2017 under our 2003 Incentive Plan and 33,002 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(16)	In addition to the securities disclosed in the above table, Mr. Ross has 2,935 vested stock units, 288 stock units credited as dividend equivalents and 1,877 stock units that will vest after May 23, 2017 under our 2003 Incentive Plan and 10,009 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(17)	In addition to the securities disclosed in the above table, Mr. Soboroff has 4,959 vested stock units, 609 stock units credited as dividend equivalents and 1,877 stock units that will vest after May 23, 2017 under our 2003 Incentive Plan.

(18)	In addition to the securities disclosed in the above table, Ms. Stephen has 1,877 stock units that will vest after May 23, 2017 under our 2003 Incentive Plan and 9,665 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(19)	Mr. Sullivan’s employer has a policy that does not allow him to hold shares of stock of our Company.

Director Biographical Information

The following provides certain biographical information with respect to our directors as well as the specific experience, qualifications, attributes and skills that led our Board to conclude that each director should serve as a member of our Board of Directors. Each director has served continuously since elected.

Summary of Board Experience

	J. Alschuler	A. Coppola	E. Coppola	S. Hash	F. Hubbell	D. Laing	M. Ross	S. Soboroff	A. Stephen	J. Sullivan
Chief Executive Officer/President/Founder	X	X	X	X	X			X		X
Chief Financial Officer						X
Retail and/or Commercial Real Estate	X	X	X	X	X	X	X	X	X	X
Financial Literacy	X	X	X	X	X	X	X	X	X	X
Finance/Capital Markets/ Investment	X	X	X	X	X	X	X	X	X	X
Business Operations	X	X	X	X	X	X	X	X	X	X
Risk Oversight/Management	X	X	X	X	X	X	X	X	X	X
International	X			X	X		X		X	X
Academic	X			X				X

John H. Alschuler

Independent Director Nominee

Director Since: 2015

Age: 69

Board Committees: Nominating and Corporate Governance

Other Public Company Boards: SL Green Realty Corporation; Xenia Hotels and Resorts, Inc.

Principal Occupation and Business Experience:

Since 2008, Mr. Alschuler has been the Chairman of HR&A Advisors Inc., an economic development, real estate and public policy consulting organization. Mr. Alschuler also is an Adjunct Associate Professor at Columbia University, where he teaches real estate development at the Graduate School of Architecture, Planning & Preservation. Mr. Alschuler currently serves on the board of directors of SL Green Realty Corporation and Xenia Hotels and Resorts, Inc., both of which are publicly traded REITs. Mr. Alschuler also serves on the board of directors of the Center for an Urban Future, a Section 501(c)(3) tax exempt organization, and Friends of the High Line Inc., a Section 501(c)(3) tax exempt organization.

Key Qualifications, Experience and Attributes:

Mr. Alschuler’s achievements in academia and business, as well as his extensive knowledge of commercial real estate and national and international markets for real estate, and his expertise in inter governmental relations, allow him to assess the real estate market and our Company’s business from a knowledgeable and informed perspective. His experience on boards of other public and private companies further enhances his range of knowledge.

Arthur M. Coppola

Director Nominee

Director Since: 1994

Age: 65

Board Committees: Executive (Chair)

Principal Occupation and Business Experience:

Mr. A. Coppola has been our Chief Executive Officer since our formation and was elected Chairman of the Board in September 2008. As Chairman of the Board and Chief Executive Officer, Mr. A. Coppola is responsible for the strategic direction and overall management of our Company. He served as our President from our formation until his election as Chairman. Mr. A. Coppola is one of our Company’s founders and has over 41 years of experience in the shopping center industry, all of which has been with The Macerich Group and our Company. From 2005 through 2010, Mr. A. Coppola was a member of the board of governors or the executive committee of the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), served as the 2007 chair of the board of governors and received the 2009 NAREIT Industry Leadership Award. Mr. A. Coppola is also an attorney and a certified public accountant.

Key Qualifications, Experience and Attributes:

As Chairman and CEO, our Board values Mr. A. Coppola’s strategic direction and vision which has resulted in our Company growing from a privately held real estate company to a dominant national regional mall company that is part of the S&P 500, with 48 regional shopping centers consisting of approximately 54 million square feet of gross leasable area. He is not only the leader of our Company but also a recognized leader within the REIT industry. Mr. A. Coppola’s knowledge of our Company and the REIT industry, as well as his extensive business relationships with investors, retailers, financial institutions and peer companies, provide our Board with critical information necessary to oversee and direct the management of our Company. His role and experiences at our Company and within our industry give him unique insights into our Company’s opportunities, operations and challenges.

Edward C. Coppola

Director Nominee

Director Since: 1994

Age: 62

Principal Occupation and Business Experience:

Mr. E. Coppola was elected our President in September 2008. In partnership with our Chief Executive Officer, Mr. E. Coppola oversees the strategic direction of our Company. He has broad oversight over our Company’s financial and investment strategies, including our Company’s key lender and investor relationships. He also oversees our acquisitions and dispositions, department store relationships and development/redevelopment projects. Mr. E. Coppola was previously an Executive Vice President from our formation through September 2004 and was our Senior Executive Vice President and Chief Investment Officer from October 2004 until his election as President. He has 40 years of shopping center experience with The Macerich Group and our Company and is one of our founders. From March 16, 2006 to February 2, 2009, Mr. E. Coppola was a member of the board of directors of Strategic Hotels & Resorts, Inc., a publicly traded REIT which owns and manages high end hotels and resorts. Mr. E. Coppola is also an attorney.

Key Qualifications, Experience and Attributes:

As President, Mr. E. Coppola provides our Board with important information about the overall conduct of our Company’s business. His day to day leadership of our Company provides our Board with valuable knowledge of our operations, plans and direction. Our Board appreciates his long history and experience in the shopping center industry as well as his expertise with respect to strategic and investment planning, finance, capital markets, acquisition, disposition and development matters.

Steven R. Hash

Independent Director Nominee

Director Since: 2015

Age: 52

Board Committees: Audit (Chair); Compensation

Other Public Company Boards: Alexandria Real Estate Equities, Inc.

Principal Occupation and Business Experience:

Mr. Hash is the President and Chief Operating Officer of Renaissance Macro Research, LLC, an equity research and trading firm focused on macro research in the investment strategy, economics and Washington policy sectors, which he co-founded in 2012. Mr. Hash is a member of the board of directors of Alexandria Real Estate Equities, Inc., a publicly traded REIT, where he serves as the chair of the compensation committee and is a member of the audit committee and nominating and governance committee. Between 1993 and 2012, Mr. Hash held various leadership positions with Lehman Brothers (and its successor, Barclays Capital), including Global Head of Real Estate Investment Banking from 2006 to 2012, Chief Operating Officer of Global Investment Banking from 2008 to 2011, Director of Global Equity Research from 2003 to 2006, Director of U.S. Equity Research from 1999 to 2003, and Senior Equity Research Analyst from 1993 to 1999 covering the Real Estate Investment Trusts sector. From 1990 to 1993, Mr. Hash held various positions with Oppenheimer & Company’s Equity Research Department, including senior research analyst. He began his career in 1988 as an auditor for the accounting and consulting firm of Arthur Andersen & Co.

Key Qualifications, Experience and Attributes:

Mr. Hash brings to the Board valuable experience in accounting and financial reporting based upon his years as an auditor and senior equity research analyst. In addition, he brings extensive knowledge of real estate investment strategy and economic trends through years of real estate industry research and investment banking both domestically and internationally. Mr. Hash serves as Chairperson of our Audit Committee and has been determined by our Board to be an audit committee financial expert.

Fred S. Hubbell

Independent Director Nominee

Director Since: 1994

Age: 65

Board Committees: Executive; Nominating and Corporate Governance

Other Public Company Boards: Voya Financial, Inc.

Principal Occupation and Business Experience:

Mr. Hubbell was a member of the executive board and Chairman of Insurance and Asset Management Americas for ING Group, a Netherlands-based company and one of the world’s largest banking, insurance and asset management companies, and served as an executive board member from May 2000 through April 2006. The executive board was the first tier leadership board of ING Group and was responsible for the management of the company. Mr. Hubbell became Chairman of Insurance and Asset Management Americas in 2004 and was previously Chair of the Executive Committees of the Americas and Asia/Pacific beginning in January 2000. Mr. Hubbell was also responsible for Nationale Nederlanden, ING Group’s largest Dutch insurance company, and ING Group’s asset management operations throughout Europe from May 2004 to April 2006. Mr. Hubbell elected to retire from ING Group’s executive board effective April 25, 2006. From January 1, 2012 through October 31, 2012, Mr. Hubbell was a senior industry advisor to ING Group on a part time basis. Mr. Hubbell was formerly Chairman, President and Chief Executive Officer of Equitable of Iowa Companies, an insurance holding company, serving as Chairman from May 1993 to October 1997, and as President and Chief Executive Officer from May 1989 to October 1997. Mr. Hubbell served as interim director of the Iowa Department of Economic Development from October 5, 2009 through January 14, 2010.

On December 31, 2012, Mr. Hubbell was elected as a member of the board of directors and audit committee of Voya Financial, which became a publicly traded company on May 2, 2013 following its divestiture from ING Group. On May 31, 2013, Mr. Hubbell was elected lead director, chairman of the nominating and governance committee and a member of the compensation and benefits committee of Voya Financial. Mr. Hubbell is also an attorney.

Key Qualifications, Experience and Attributes:

Mr. Hubbell’s extensive executive experience and leadership roles at both ING Group and Equitable of Iowa Companies provide our Board with an important perspective in terms of the management and operation of our Company. His expertise in management, strategic planning and operations assists our Board in reviewing our financial and business strategies as well as addressing the challenges our Company faces. Mr. Hubbell’s experience at ING Group also provides our Board with a global perspective. In addition, Mr. Hubbell was chosen by our independent directors to serve as our Lead Director and he collaborates with Mr. A. Coppola on Board matters.

Diana M. Laing

Independent Director Nominee

Director Since: 2003

Age: 62

Board Committees: Audit

Principal Occupation and Business Experience:

Ms. Laing is the Chief Financial Officer of American Homes 4 Rent, a publicly traded REIT focused on the acquisition, renovation, leasing and operation of single-family homes as rental properties and has served in such capacity since May 2014. From May 2004 until its merger with Parkway Properties of Orlando, Florida in December 2013, Ms. Laing was the Chief Financial Officer and Secretary of Thomas Properties Group, Inc., a publicly traded real estate operating company and institutional investment manager focused on the development, acquisition, operation and ownership of commercial properties throughout the United States. She was responsible for financial reporting, capital markets transactions and investor relations. Ms. Laing served as Chief Financial Officer of each of Triple Net Properties, LLC from January through April 2004, New Pacific Realty Corporation from December 2001 to December 2003, and Firstsource Corp. from July 2000 to May 2001. From August 1996 to July 2000, Ms. Laing was Executive Vice President, Chief Financial Officer and Treasurer of Arden Realty, Inc., a publicly traded REIT which was the largest owner and operator of commercial office properties in Southern California. From 1982 to August 1996, she served in various capacities, including Executive Vice President, Chief Financial Officer and Treasurer of Southwest Property Trust, Inc., a publicly traded multi-family REIT which owned multi-family properties throughout the southwestern United States. Ms. Laing began her career as an auditor with Arthur Andersen & Co. She serves on the advisory boards to the Dean of the Spears School of Business and the Chairman of the School of Accounting at Oklahoma State University and is a member of the Board of Trustees of the Oklahoma State University Foundation.

Key Qualifications, Experience and Attributes:

Our Board believes Ms. Laing’s over 34 years of real estate industry experience, with her particular expertise in finance, capital markets, strategic planning, budgeting and financial reporting, make her a valuable member of our Board. This financial and real estate experience is supplemented by her substantive public company and REIT experience which enhances her understanding of the issues facing our Company and industry. Based on her financial expertise, Ms. Laing serves on our Audit Committee and has been determined by our Board to be an audit committee financial expert.

Mason G. Ross

Independent Director Nominee

Director Since: 2009

Age: 73

Board Committees: Nominating and Corporate Governance (Chair)

Principal Occupation and Business Experience:

Mr. Ross spent 35 years at Northwestern Mutual Life, an industry-leading life insurance company, the final nine years of which he served as Executive Vice President and Chief Investment Officer. As Chief Investment Officer, his responsibilities included the design and administration of investment compensation systems, oversight of investment risk management, and the formation of the asset allocation strategy of the investment portfolio. During his prior 27 years at Northwestern Mutual Life, he held a variety of positions, including leading the company’s real estate investment and private securities operations. During that time, he also served as a director of Robert W. Baird, Inc., a regional brokerage and investment banking firm, and the Russell Investment Group, an international investment management firm. Since retiring from Northwestern Mutual Life in 2007, he has remained active in the investment business and currently serves as chairman of the board of Schroeder Manatee Ranch Inc., a privately held real estate company and as a trustee of several large private trusts. He is the past chairman of the National Association of Real Estate Investment Managers and a former trustee of the Urban Land Institute.

Key Qualifications, Experience and Attributes:

Our Board values the over 40 years of investment experience of Mr. Ross and his extensive involvement in commercial real estate. His real estate financing expertise acquired over a 25 year period of providing real estate financing for all types of properties provides our Board with important knowledge in considering our Company’s capital and liquidity needs.

Steven L. Soboroff

Independent Director Nominee

Director Since: 2014

Age: 68

Board Committees: Audit; Compensation; Nominating and Corporate Governance

Principal Occupation and Business Experience:

Steve Soboroff is the managing partner of Soboroff Partners, a shopping center development and leasing company, and has served in such capacity since 1978. From August 2013 to September 2015, Mr. Soboroff served as the President of the Los Angeles Police Commission upon his appointment to the Board of Police Commissioners by Los Angeles Mayor Eric Garcetti and now serves as the Commission’s Vice President. During 2001 to 2010, he served in the roles of Chairman and CEO as well as President of Playa Vista, one of the country’s most significant multi-use real estate projects. Mr. Soboroff also was President of the Los Angeles Recreation and Parks Commission from 1995 to 2001 and a member of the Los Angeles Harbor Commission. In addition, Mr. Soboroff is a board member of several non-profit philanthropic and academic organizations.

Key Qualifications, Experience and Attributes:

Mr. Soboroff is a well-recognized business and government leader with a distinguished record of public and private accomplishments. Mr. Soboroff contributes to the mix of experience and qualifications of our Board through both his real estate and government experience and leadership. During his career in both the public and private sectors, Mr. Soboroff acquired significant financial, real estate, managerial, and public policy knowledge as well as substantial business and government relationships. Our Board values his extensive real estate knowledge and insight into retail operations, developments and strategy, and his wealth of government relations experience.

Andrea M. Stephen

Independent Director Nominee

Director Since: 2013

Age: 52

Board Committees: Compensation (Chair); Executive

Other Public Company Boards: First Capital Realty, Inc.; Boardwalk Real Estate Investment Trust

Principal Occupation and Business Experience:

Ms. Stephen served as Executive Vice President, Investments for The Cadillac Fairview Corporation Limited (“Cadillac Fairview”), one of North America’s largest real estate companies, from October 2002 to December 2011 and as Senior Vice President, Investments for Cadillac Fairview from May 2000 to October 2002, where she was responsible for developing and executing Cadillac Fairview’s investment strategy. Prior to joining Cadillac Fairview, Ms. Stephen held the position of Director, Real Estate with the Ontario Teachers’ Pension Plan Board, the largest single profession pension plan in Canada, from December 1999 to May 2000, as well as various portfolio manager positions from September 1995 to December 1999. Previously, Ms. Stephen served as Director, Financial Reporting for Bramalea Centres Inc. for approximately two years and as an Audit Manager for KPMG LLP at the end of her over six year tenure. Ms. Stephen is a member of the board of directors of First Capital Realty Inc., Canada’s leading owner, developer and operator of supermarket and drugstore anchored neighborhood and community shopping centers, serving on the audit committee, compensation committee, governance committee and the executive committee. She is also a member of the board of trustees, serving on the audit committee, of Boardwalk Real Estate Investment Trust, Canada’s leading owner and operator of multifamily communities. Ms. Stephen also previously served on the board of directors of Multiplan Empreendimentos Imobiliários, S.A., a Brazilian real estate operating company, from June 2006 to March 2012.

Key Qualifications, Experience and Attributes:

With over 25 years in the real estate industry and extensive transactional and management experience, Ms. Stephen has a broad understanding of the operational, financial and strategic issues facing real estate companies. She brings management expertise, leadership capabilities, financial knowledge and business acumen to our Board. Her significant international investment experience also provides a global perspective as well as international relationships. In addition, her service on various boards provides valuable insight and makes her an important contributor to our Board.

John M. Sullivan

Director Nominee

Director Since: 2014

Age: 56

Other Public Company Boards: Multiplan Empreendimentos Imobiliários, S.A.; Dream Global REIT

Principal Occupation and Business Experience:

Mr. Sullivan is the President and Chief Executive Officer of Cadillac Fairview and has served in such position since January 2011. Mr. Sullivan was previously the Executive Vice President of Development of Cadillac Fairview from November 2006 to January 2011. Prior to joining Cadillac Fairview, he held positions with Brookfield Properties Corporation and Marathon Realty Company Limited. Mr. Sullivan serves on the board of directors of Multiplan Empreendimentos Imobiliários, S.A., a Brazilian real estate operating company, and is a member of the board of directors and audit committee of Dream Global REIT, an open ended Canadian REIT focusing on international commercial real estate. In addition, Mr. Sullivan serves as a trustee of the International Council of Shopping Centers, an international shopping center industry trade association, and as Chairman of the Real Property Association of Canada, a national industry association for owners and managers of investment real estate.

Key Qualifications, Experience and Attributes:

Our Board values Mr. Sullivan’s over 25 years of extensive real estate experience and relationships which enhances our Company and Board. Mr. Sullivan brings to our Board strong executive management expertise, leadership and financial acumen, as well as significant transactional, leasing, finance, asset management and development experience in the commercial real estate industry. As a CEO, he has a unique knowledge of the issues companies address, ranging from strategic and operational to corporate governance and risk management. In addition, Mr. Sullivan has international expertise and public company board service that augment his understanding of the commercial real estate industry and our Company.

Corporate Governance

The Board of Directors and its Committees

Board of Directors

•	Seven of our ten directors are independent under the NYSE Rules.

•	All of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent.

Our Company is managed under the direction of a Board of Directors, which is composed of ten members. Our Board of Directors met five times in 2016. Each of our directors attended at least 75% of the aggregate number of meetings of our Board and of each committee on which he or she served during 2016.

Director Independence.    For a director to be considered independent, our Board must determine that the director does not have any material relationship with our Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our Company). Our Board has established Director Independence Standards to assist it in determining director independence. The Director Independence Standards establish exclusionary standards that conform to the independence requirements of the NYSE Rules and categorical standards that identify permissible immaterial relationships between our directors and our Company. These Director Independence Standards are included in our Guidelines on Corporate Governance which are available at www.macerich.com under “Investors—Corporate Governance.” Our Board has determined that the following seven non-employee director nominees do not have any material relationship with our Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our Company) and each is an independent director under our Director Independence Standards: Messrs. Alschuler, Hash, Hubbell, Ross and Soboroff and Mses. Laing and Stephen. Messrs. A. Coppola, E. Coppola and Sullivan are not independent directors under our Director Independence Standards.

Board Committee Memberships

During 2016, the Board had standing Audit, Compensation, Nominating and Corporate Governance and Executive Committees. The current members of our committees, the principal functions of each committee and the number of meetings held in 2016 are shown below. All members attended each meeting of their respective committees.

Name of Committee and Current Members	Committee Functions	Number of Meetings
Audit: Steven R. Hash, Chair* Diana M. Laing* Steven L. Soboroff * Audit Committee Financial Expert

•  appoints, evaluates, approves the compensation of, and, where appropriate, replaces our independent registered public accountants

•  reviews our financial statements with management and our independent registered public accountants

•  reviews and approves with our independent registered public accountants the scope and results of the audit engagement

•  pre-approves audit and permissible non-audit services provided by our independent registered public accountants

•  reviews the independence and qualifications of our independent registered public accountants

•  reviews the adequacy of our internal accounting controls and legal and regulatory compliance

•  reviews and approves related-party transactions in accordance with our Related Party Transaction Policies and Procedures as described below

8

Name of Committee and Current Members	Committee Functions	Number of Meetings
Compensation: Andrea M. Stephen, Chair Steven R. Hash Steven L. Soboroff	• approves and evaluates our executive officer compensation plans, policies and programs • reviews annually our overall compensation structure and philosophy • reviews and approves compensation for our executive officers • reviews and recommends director compensation to our Board • administers certain of our employee benefit and stock plans	5
Nominating and Corporate Governance: Mason G. Ross, Chair John H. Alschuler Fred S. Hubbell Steven L. Soboroff

•  assists our Board by identifying individuals qualified to become Board members and recommends to our Board nominees for election as directors by our stockholders or by our Board to fill a vacancy occurring between stockholder meetings

•  recommends adoption of and changes to our Guidelines on Corporate Governance

•  leads our Board in its annual evaluation of the performance of our Board and our committees

•  recommends to our Board director nominees for each Board committee

•  performs such other duties and responsibilities as are set forth in its charter or delegated by our Board, including developing a succession plan to ensure continuity in management

		3
Executive: Arthur M. Coppola, Chair Fred S. Hubbell* Andrea M. Stephen * Lead Director	• exercises the powers and authority of the Board between Board meetings as permitted by applicable law • implements the policy decisions of the Board on matters not delegated to other committees of the Board	0

Committee Charters.    The charters for the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Executive Committee are available at www.macerich.com under “Investors—Corporate Governance.”

Related Party Transaction Policies and Procedures

The Audit Committee administers our written Related Party Transaction Policies and Procedures. These policies are designed to assist with the proper identification, review and disclosure of related party transactions and apply generally to any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which our Company or an affiliate is a participant, the amount involved exceeds $120,000 and a related party has a direct or indirect material interest. A related party generally includes any person who is, or was in the last fiscal year, a director, director nominee, executive officer, stockholder of more than 5% of our Common Stock, an immediate family member of any of the foregoing, or an entity in which one of the foregoing serves as an executive officer, general partner, principal or has a 10% or greater beneficial interest to the extent such information is provided to our Company or is otherwise publicly available. Under the policies and procedures, transactions that fall within this definition will be reported to our Chief Legal Officer or Chief Financial Officer and referred to the Audit Committee for approval, ratification or other action. In determining whether to approve or ratify a transaction, the Audit Committee will consider all of the relevant facts and circumstances, including the related party’s interest, the amount involved in the transaction, and whether the transaction has terms no less favorable than those generally available from an unrelated third party. The Audit Committee will approve or ratify such transaction if it determines, in good faith, that under all of the circumstances the transaction is fair to our Company. In addition, any related party transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature will be reviewed by the Audit Committee annually to ensure that such transaction has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and remains appropriate.

Risk Oversight

One of the principal functions of our Board of Directors is to provide oversight concerning our Company’s assessment and management of risk related to our business. Our Board of Directors is involved in risk oversight through direct decision-making authority with respect to fundamental financial and business strategies and major corporate activities, as well as through its oversight of management and the committees of our Board. Management is responsible for identifying the material risks facing our Company, implementing appropriate risk management strategies and ensuring that information with respect to material risks is shared with our Board and/or the appropriate Board committee. In connection with this responsibility, members of management provide regular reports to our Board regarding business operations and strategic planning, financial planning and budgeting, and material litigation and regulations, including any material risk to our Company relating to such matters. Our Board of Directors believes that the processes it has established to administer our Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore these processes do not have any material effect on our Company’s leadership structure described under the heading “Board Leadership Structure” below.

Our Board has delegated oversight for specific areas of risk exposure to our Board committees as follows:

Audit Committee.    As required by the NYSE Rules, the Audit Committee is responsible for periodically discussing our Company’s overall risk assessment and risk management policies with management, our Company’s internal auditors and our independent registered public accounting firm as well as our Company’s plans to monitor, control and minimize such risk and exposure. The Audit Committee is also responsible for primary risk oversight related to our financial reporting, accounting and internal controls and oversees risk related to our compliance with legal and regulatory requirements.

Compensation Committee.    The Compensation Committee is responsible for overseeing our Company’s assessment and management of risk related to our Company’s compensation plans, policies and overall philosophy as more fully described below under “Compensation Risk Assessment.”

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee oversees the policies and procedures related to management succession, including both emergency CEO succession and CEO succession in the ordinary course of business.

At each regular meeting of our Board of Directors, the chairperson of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any risk exposure and risk management policies with respect to such matters. Our Chief Executive Officer, Chief Legal Officer and/or Chief Financial Officer regularly attend meetings of our committees when they are not in executive session. In addition, our directors are free to communicate directly with members of management and our committee charters provide that our committee members may retain outside advisors.

Compensation Risk Assessment.    We believe that our compensation programs do not encourage unnecessary or excessive risk taking that could have a material adverse effect on our Company. The Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Base salaries are fixed in amount and thus do not encourage risk taking. While our annual incentive compensation program focuses on short-term or annual performance, our executives’ annual bonuses are determined based on the Compensation Committee’s consideration of a variety of corporate and individual performance factors as described below under “Compensation Discussion and Analysis.” Therefore, the Compensation Committee believes that the annual bonus program appropriately balances risk and the desire to focus executives on short-term goals important to our success and that it does not encourage unnecessary or excessive risk taking.

A significant portion of the compensation provided to our named executive officers is in the form of equity awards that further align executives’ interests with those of our stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to our stock price, and since a large percentage of our grants are subject to vesting schedules to help ensure that executives always have significant value tied to our long-term stock price performance. As described in our “Compensation Discussion and Analysis,” an important component of our executive compensation program is to grant executives performance-based LTIP Unit awards that vest based on the percentile ranking of our total stockholder return as compared to our peer REITs over the applicable performance period. The Compensation Committee believes these awards as well as our other LTIP Unit awards provide additional incentives for executives to create value for our stockholders and, together with the executives’ equity ownership in our Company pursuant to our Stock Ownership Policies as described below, help further link their interests with those of our stockholders.

Additional Compensation Committee Matters.    The Compensation Committee charter provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of any compensation consultant, independent legal counsel or other adviser as it deems necessary to assist in the evaluation of director or executive officer compensation and shall be directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant, independent legal counsel or other adviser. The Compensation Committee periodically engages independent compensation consultants to assist in the development and review of our director and executive officer compensation programs, including evolving compensation trends and market survey data. After a review of various compensation consultants, the Compensation Committee retained FW Cook, a nationally recognized independent compensation consulting firm, in late 2012 to evaluate the existing executive and non-employee director compensation programs, assess the design and competitive positioning of these programs, and make recommendations for change, as appropriate. The Compensation Committee continued its engagement of FW Cook for 2016. The Compensation Committee considered the independence of FW Cook and determined that its engagement of FW Cook does not raise any conflicts of interest with our Company or any of our directors or executive officers. FW Cook provides no other consulting services to our Company, our executive officers or directors.

Mr. A. Coppola generally attends the Compensation Committee meetings (excluding any executive sessions) and provides his analysis and recommendations with respect to our executive compensation program, including the compensation for our other executive officers. While Mr. A. Coppola’s input is viewed by the Compensation Committee as an integral and vital part of the compensation process, the Compensation Committee is solely responsible for making the final decision regarding the form and amount of compensation for our executive officers. The Compensation Committee may also form and delegate authority to subcommittees, when appropriate, each subcommittee to consist only of independent directors. No subcommittee has been formed.

Director Selection Process

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of our Board of Directors, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, officers, professional search firms or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. The Nominating and Corporate Governance Committee also may review materials provided by professional search firms or other parties in connection with a nominee. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board. The Nominating and Corporate Governance Committee will make the final recommendations of candidates to our Board for nomination.

Our Board of Directors has a policy that stockholders may recommend a director candidate for consideration by the Nominating and Corporate Governance Committee for election at an annual meeting of stockholders by submitting the names and qualifications of such persons in writing to the Nominating and Corporate Governance Committee, c/o our Secretary, no later than the December 1 prior to the next annual meeting of stockholders, together with information about the stockholder and the candidate otherwise required for director nominations by a stockholder pursuant to Section 1.11 of our Bylaws, a copy of which will be made available upon request. The

Nominating and Corporate Governance Committee may request additional information concerning such director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of our Board.

Our Nominating and Corporate Governance Committee and our Board of Directors will consider all persons properly recommended as a nominee for election to the Board in the same manner regardless of the source of the recommendation. The Nominating and Corporate Governance Committee does not apply any specific, minimum qualifications in considering a director candidate and does not impose additional qualifications on stockholder-recommended potential nominees. Instead, the Nominating and Corporate Governance Committee reviews the candidates taking into account the current Board membership and considers a variety of factors, including the specific needs of our Company and our Board, the experience, skills, areas of expertise, independence, productivity, length of service, occupational and other responsibilities (including other public company board memberships and committee memberships) of the candidates, and such other factors as the Nominating and Corporate Governance Committee may determine is appropriate for review. This process is described in our Guidelines on Corporate Governance which is available at www.macerich.com under “Investors—Corporate Governance.” Stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Nominating and Corporate Governance Committee as described above) must deliver written notice to our Secretary in the manner described in Section 1.11 of our current Bylaws and within the time periods set forth herein under the heading “Stockholder Proposals and Director Nominees.”

The Company’s stockholders also possess the right to nominate candidates for election to the Board through “proxy access” provisions of the Company’s Bylaws. On April 21, 2016, the Board amended our Bylaws to adopt a proxy access right for stockholders, pursuant to which an eligible stockholder, or a qualifying group of up to 20 stockholders, owning at least 3% of our outstanding shares of Common Stock continuously for at least three years, may nominate up to the greater of two directors or the largest whole number that does not exceed 20% of the number of directors then serving on the Board, for inclusion in our proxy materials, subject to complying with the requirements contained in Section 1.13 of our Bylaws.

Diversity.    Although our Company does not have a formal policy for the consideration of diversity in identifying nominees for director, our Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse Board and strives to create diversity in the Board as a whole when identifying and selecting nominees. Our Nominating and Corporate Governance Committee utilizes a broad conception of diversity, including diversity of professional experience, background, skills, areas of expertise and perspective. These factors, the additional factors described above under “Director Selection Process” and others that are considered useful by our Nominating and Corporate Governance Committee are reviewed in terms of assessing the perceived needs of our Board at any particular point in time. Our Nominating and Corporate Governance Committee focuses on having a Board which collectively possesses a broad range of talent, skill, expertise and experience useful to the effective oversight of our Company’s business and affairs. On an annual basis, as part of our Board’s self-evaluation, our Board assesses whether the overall mix of our Board members is appropriate for our Company.

Board Leadership Structure

Our Guidelines on Corporate Governance provide that our Board is free to make its choice for Chairman of the Board and CEO in any way that our Board considers is best for our Company. Our Board recognizes that no single leadership model is correct at all times and that, depending on the circumstances, another leadership model might be appropriate. Our Board, therefore, believes that it should have the flexibility to decide whether it is best for our Company at any point in time to combine or separate the roles of CEO and Chairman of the Board.

Our Board currently combines the role of Chairman of the Board and the role of CEO, but couples this with the Lead Director position to further strengthen our governance structure. Our Board believes this structure provides an efficient and effective leadership model for our Company given Mr. A. Coppola’s strong leadership and extensive knowledge of our Company. Combining the Chairman and CEO roles in the case of Mr. A. Coppola serves as a bridge between the Board and management and fosters clear accountability, effective decision-making and alignment on corporate strategy.

To ensure independent oversight, we have a strong Lead Director role and hold executive sessions of the independent directors after every regularly-scheduled Board meeting. Our current Lead Director, who was designated by our independent directors, is Mr. Hubbell. In addition to collaborating with our CEO on a regular basis, the role of the Lead Director is to prepare with our CEO our Board agendas, chair the executive sessions of the non-management directors, call meetings of the independent directors and perform such other functions as our Board or non-management directors may direct. The non-management directors meet in separate executive sessions after each regularly-scheduled Board meeting. The non-management directors met four times in 2016.

Annual Board, Committee and Director Evaluations

Pursuant to our Guidelines on Corporate Governance and the charter of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee oversees an annual evaluation of the performance of the Board and its committees in order to assess the overall effectiveness of the Board and its committees. The results of the assessment are reported by the Nominating and Corporate Governance Committee directly to, and are discussed with, the Board following the end of each fiscal year. The evaluation process is designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures.

In 2016, in accordance with the requirements of the NYSE listing standards, the Board completed an evaluation process focusing on the effectiveness of the performance of the Board. Our Audit, Compensation and Nominating and Corporate Governance Committees each conducted a separate evaluation of its own performance and of the adequacy of its charter and reported to the Board on the results of its evaluation. In addition to the Board and committee self-evaluations, each current director meets at least annually with the Lead Director and Chairman to review the director’s individual performance.

Succession Planning

Our Board, acting through our Nominating and Corporate Governance Committee, developed a succession plan which is reviewed at least annually to ensure continuity in our Company’s management, including policies and principles for named executive officer selection. This plan, on which each named executive officer reports his recommendations, addresses both emergency succession and succession in the ordinary course of business.

Attendance at Stockholders’ Meetings

Our Board encourages directors in the Santa Monica area at the time of the stockholders’ meeting to attend the meeting. Our Board does not require director attendance at our stockholders’ meetings because our stock is predominately held by institutional stockholders and attendance is traditionally light. Mr. A. Coppola and three of our other executive officers attended our 2016 annual stockholders’ meeting.

Contact Our Board

Individual stockholders or any other interested parties may contact our entire Board of Directors or individual members of our Board of Directors, our non-management directors as a group or the Lead Director for our non-management directors, by sending an e-mail as follows:

Board of Directors—boardofdirectors@macerich.com

Non-Management Directors—nonmanagementdirectors@macerich.com

Lead Director for the Non-Management Directors—leaddirector@macerich.com

Such communications may be submitted in writing in care of:

Attention: Secretary

The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, CA 90401

All communications are distributed to our Board, or to any individual director or directors as appropriate, depending on the facts and circumstances of the communication. Our Board of Directors requested that certain items that are unrelated to the duties and responsibilities of our Board be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, business solicitations or advertisements.

Codes of Ethics

Our Company expects that all of our directors, officers and employees maintain a high level of integrity in their dealings with and on behalf of our Company and will act in the best interests of our Company. Our Code of Business Conduct and Ethics provides principles of conduct and ethics for our directors, officers and employees. This Code complies with the requirements of the Sarbanes-Oxley Act of 2002, applicable SEC rules and the NYSE Rules. In addition, our Company adopted a Code of Ethics for our CEO and senior financial officers which supplements our Code of Business Conduct and Ethics applicable to all employees and complies with the additional requirements of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. To the extent required by applicable SEC rules and NYSE Rules, we intend to promptly disclose future amendments to certain provisions of these Codes or waivers of such provisions granted to directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, on our website at www.macerich.com under “Investors—Corporate Governance—Code of Ethics.” Each of these Codes of Conduct is available on our website at www.macerich.com under “Investors—Corporate Governance.”

Sustainability

Our Company recognizes the importance of environmental and social considerations in conducting our business. We strive to conduct our business in a socially responsible manner that balances consideration of environmental and social issues with creating long term value for our Company and our stockholders. We are committed to improving our natural resource efficiency and demonstrating that the operation and development of our properties can be conducted in an environmentally responsible and sustainable manner. Consideration of these issues is an ongoing part of operations, whether it relates to our offices or Centers.

To learn more about our Company’s sustainability efforts, please view our Sustainability Report on our website at www.macerich.com under “About —Sustainability.”

Compensation of Non-Employee Directors

Our non-employee directors are compensated for their services according to an arrangement authorized by our Board of Directors and recommended by the Compensation Committee. The Compensation Committee generally reviews director compensation annually. A Board member who is also an employee of our Company or a subsidiary does not receive compensation for service as a director. Messrs. A. Coppola and E. Coppola are currently the only directors who are also employees of our Company or a subsidiary. Mr. Sullivan receives no compensation from our Company as a director because his employer’s policies do not allow it, but he is reimbursed for his reasonable expenses.

In July 2016, FW Cook conducted a competitive review of our non-employee director compensation program, including the review of the director compensation programs of companies within our peer group, and suggested changes for the Compensation Committee’s consideration. Based on the recommendations of the Compensation Committee, our Board of Directors revised certain aspects of our non-employee director compensation. The following sets forth the compensation structure effective at the beginning of 2016, which had been in place for our non-employee directors since August 7, 2013, as well as the revised compensation structure effective July 21, 2016:

	Structure Prior to July 21, 2016	Structure Effective as of July 21, 2016
Annual Retainer for Service on our Board	$60,000	$70,000
Annual Equity Award for Service on our Board	$110,000 of restricted stock units based upon the closing price of our Common Stock on the grant date, which is in March of each year. The restricted stock units are granted under our 2003 Incentive Plan and have a one-year vesting period.	$125,000 of restricted stock units based upon the closing price of our Common Stock on the grant date, which is in March of each year. The restricted stock units are granted under our 2003 Incentive Plan and have a one-year vesting period.
Annual Retainer for Lead Director	$30,000	$50,000
Annual Retainers for Chairs of Audit, Compensation and Nominating & Corporate Governance Committees (in addition to membership retainer)	Audit: $20,000 Compensation: $20,000 Nominating & Corp. Governance: $12,500	Audit: $20,000 Compensation: $20,000 Nominating & Corp. Governance: $12,500
Annual Retainer for Committee Membership	$12,500	$12,500
Expenses	The reasonable expenses incurred by each director (including employee directors) in connection with the performance of their duties are reimbursed.	The reasonable expenses incurred by each director (including employee directors) in connection with the performance of their duties are reimbursed.

Non-Employee Director Equity Award Programs

In addition, our Director Phantom Stock Plan offers our non-employee directors the opportunity to defer cash compensation otherwise payable and to receive that compensation (to the extent that it is actually earned by service during that period) in cash or in shares of Common Stock as elected by the director, after termination of the director’s service or on a specified payment date. Such compensation includes the annual cash retainers payable to our non-employee directors. Substantially all of our non-employee directors during his or her term of service elected to receive all or a portion of such compensation in Common Stock. Deferred amounts are generally credited as stock units at the beginning of the applicable deferral period based on the present value of such deferred compensation divided by the average fair market value of our Common Stock for the preceding 10 trading days. Stock unit balances are credited with additional stock units as dividend equivalents and are ultimately paid out in shares of our Common Stock on a one-for-one basis. A maximum of 500,000 shares of our Common Stock may be issued in total under our Director Phantom Stock Plan, subject to certain customary adjustments for stock splits, stock dividends and similar events. The vesting of the stock units is accelerated in case of the death or disability of a director or, upon or after a change of control event, the termination of his or her services as a director. Our Company has a deferral program for the equity compensation of our non-employee directors which allows them to defer the receipt of all or a portion of their restricted stock unit awards and receive the underlying Common Stock after termination of service or a specified payment date. Any dividends payable with respect to those deferred restricted stock units will also be deferred and will be paid in accordance with their payment election. The deferred dividend equivalents may be paid in cash or converted into additional restricted stock units and ultimately paid in shares of our Common Stock on a one-to-one basis. The vesting of the restricted stock units is accelerated in case of the death or disability of a director or upon a change of control event.

2016 Non-Employee Director Compensation

The following table summarizes the compensation paid, awarded or earned with respect to each of our non-employee directors during 2016. We do not provide our non-employee directors with initial inducement awards upon joining our Board other than the regular annual equity award granted to our existing directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
John H. Alschuler	76,966	110,000	186,966
Steven R. Hash	93,466	110,000	203,466
Fred S. Hubbell	128,397	110,000	238,397
Diana M. Laing	92,966	110,000	202,966
Mason G. Ross	89,466	110,000	199,466
Steven L. Soboroff	101,966	110,000	211,966
Andrea M. Stephen	109,466	110,000	219,466
John M. Sullivan	—	—	—

(1)	Pursuant to our Director Phantom Stock Plan, each director receiving compensation, except Messrs. Hash and Soboroff, elected to defer fully his or her annual cash retainers for 2016 and to receive such compensation in Common Stock at a future date. Therefore, for 2016 compensation, Messrs. Alschuler, Hubbell and Ross and Mses. Laing and Stephen were credited with 954, 1,526, 1,110, 1,108 and 1,360 stock units, respectively, which vested during 2016 as their service was provided.

(2)	The amounts shown represent the grant date fair value computed in accordance with Statement of Financial Accounting Standards Bulletin ASC Topic 718 referred to as “FASB ASC Topic 718,” of restricted stock awards granted under our 2003 Incentive Plan. Any estimated forfeitures were excluded from the determination of these amounts and there were no forfeitures of stock awards during 2016 by our directors. Assumptions used in the calculation of these amounts are set forth in footnote 18 to our audited financial statements for the fiscal year ended December 31, 2016 included in our Annual Report on Form 10-K filed with the SEC on February 24, 2017.

Except for Mr. Sullivan, each of our non-employee directors received 1,388 restricted stock units on March 4, 2016 under our 2003 Incentive Plan. The closing price of our Common Stock on that date was $79.20. Mr. Sullivan’s employer has a policy that does not allow him to hold shares of stock of our Company.

As of December 31, 2016, our non-employee directors held the following number of unpaid phantom stock units and unvested restricted stock units:

Name	Unpaid Phantom Stock Units (#)	Unvested Restricted Stock Units (#)
John H. Alschuler	1,537	1,388
Steven R. Hash	—	1,388
Fred S. Hubbell	70,362	1,388
Diana M. Laing	32,655	1,388
Mason G. Ross	9,903	1,388
Steven L. Soboroff	—	1,388
Andrea M. Stephen	6,316	1,388
John M. Sullivan	—	—

Executive Officers

The following table sets forth, as of March 31, 2017, the names, ages and positions of our executive officers and the year each became an officer.

Name	Age	Position	Officer Since
Arthur M. Coppola	65	Chairman of the Board of Directors and Chief Executive Officer	1993
Edward C. Coppola	62	President	1993
Thomas E. O’Hern	61	Senior Executive Vice President, Chief Financial Officer and Treasurer	1993
Robert D. Perlmutter	55	Senior Executive Vice President and Chief Operating Officer	2012
Thomas J. Leanse	63	Senior Executive Vice President, Chief Legal Officer and Secretary	2012

Executive Officer Equity Ownership

The following table sets forth, as of the record date, March 24, 2017, the number of shares of our Common Stock and OP Units beneficially owned by each of the executive officers named in the Summary Compensation Table on page 42 of this Proxy Statement, whom we refer to as our “named executive officers.”

Name	Amount and Nature of Beneficial Ownership of Common Stock and OP Units(1)	Percent of Common Stock(2)	Amount and Nature of Beneficial Ownership of OP Units(1)	Percent of Common Stock(2)
Arthur M. Coppola	2,904,502(3)(4)	2.00%	2,600,282(5)	1.80%
Edward C. Coppola	1,981,480(6)(7)	1.38%	1,597,266(8)	1.11%
Thomas E. O’Hern	251,918(9)	*	193,247(10)	*
Robert D. Perlmutter	146,622(11)	*	117,977(11)	*
Thomas J. Leanse	136,661(12)	*	127,856(13)	*

*	The percentage of shares beneficially owned by this executive officer does not exceed one percent of our outstanding shares of Common Stock.

(1)	Except as provided under applicable state marital property laws or as otherwise noted, each individual in the table above has sole voting and investment power over the shares of Common Stock and/or OP Units listed.

(2)	Assumes that all OP Units and LTIP Units held by the person are redeemed for shares of Common Stock (assuming, in the case of any LTIP Units, they have first been converted into OP Units) and that none of our OP Units or LTIP Units held by other persons are redeemed for or converted into shares of Common Stock.

(3)	Includes 488 shares held by Mr. A. Coppola as custodian for his minor child and 1,764,055 OP Units that are held by family limited liability companies of which Mr. A. Coppola is the sole manager.

(4)	Includes 107,679 SARs granted under our 2003 Incentive Plan that vested on March 15, 2011 and are currently exercisable, 70,303 vested LTIP Units and 59,343 service-based LTIP Units that will vest after May 23, 2017. In addition to the securities disclosed in the above table, Mr. A. Coppola has 269,754 unvested performance-based LTIP Units.

(5)	Includes 1,764,055 OP Units that are held by family limited liability companies of which Mr. A. Coppola is the sole manager, 70,303 vested LTIP Units and 59,343 service-based LTIP Units that will vest after May 23, 2017. In addition to the securities disclosed in the above table, Mr. A. Coppola has 269,754 unvested performance-based LTIP Units.

(6)	Includes 5,410 shares of Common Stock held for Mr. E. Coppola under our 401(k)/Profit Sharing Plan. Also includes 39,969 shares held by a family limited partnership of which Mr. E. Coppola has sole beneficial ownership, 155,952 OP Units held in a family trust where Mr. E. Coppola has shared beneficial ownership and 5,053 shares held by Mr. E. Coppola as custodian for his children.

(7)	Includes 76,508 SARs granted under our 2003 Incentive Plan that vested on March 15, 2011 and are currently exercisable, 42,685 vested LTIP Units and 23,137 service-based LTIP Units that will vest after May 23, 2017. In addition to the securities disclosed in the above table, Mr. E. Coppola has 107,900 unvested performance-based LTIP Units.

(8)	Includes 155,952 OP Units held in a family trust where Mr. E. Coppola has shared beneficial ownership, 42,685 vested LTIP Units and 23,137 service-based LTIP Units that will vest after May 23, 2017. In addition to the securities disclosed in the above table, Mr. E. Coppola has 107,900 unvested performance-based LTIP Units.

(9)	Includes 4,447 shares of Common Stock held for Mr. O’Hern under our 401(k)/Profit Sharing Plan. Also includes 4,147 shares held by Mr. O’Hern as custodian for his children, 1,378 shares Mr. O’Hern holds jointly with his son, 22,928 vested LTIP Units and 12,438 service-based LTIP Units that will vest after May 23, 2017. In addition to the securities disclosed in the above table, Mr. O’Hern has 59,944 unvested performance-based LTIP Units.

(10)	Includes 22,928 vested LTIP Units and 12,438 service-based LTIP Units that will vest after May 23, 2017. In addition to the securities disclosed in the above table, Mr. O’Hern has 59,944 unvested performance-based LTIP Units.

(11)	Includes 85,014 OP Units held in trust by Mr. Perlmutter as trustee, 21,808 vested LTIP Units and 11,155 service-based LTIP Units that will vest after May 23, 2017. In addition to the securities disclosed in the above table, Mr. Perlmutter has 52,912 unvested performance-based LTIP Units.

(12)	Includes 8,805 shares subject to options granted to Mr. Leanse under our 2003 Incentive Plan that are currently exercisable, 17,897 vested LTIP Units and 8,941 service-based LTIP Units that will vest after May 23, 2017. In addition to the securities disclosed in the above table, Mr. Leanse has 1,760 shares subject to options that become exercisable after May 23, 2017 and 41,211 unvested performance-based LTIP Units.

(13)	Includes 17,897 vested LTIP Units and 8,941 service-based LTIP Units that will vest after May 23, 2017. In addition to the securities disclosed in the above table, Mr. Leanse has 41,211 unvested performance-based LTIP Units.

Executive Officer Biographical Information

Biographical information concerning Messrs. A. Coppola and E. Coppola is set forth above under the caption “Information Regarding our Director Nominees.”

Thomas E. O’Hern became one of our Senior Executive Vice Presidents in September 2008 and has been our Chief Financial Officer and Treasurer since July 1994. Mr. O’Hern was an Executive Vice President from December 1998 through September 2008 and served as a Senior Vice President from March 1993 to December 1998. From our formation to July 1994, he served as Chief Accounting Officer, Treasurer and Secretary. From November 1984 to March 1993, Mr. O’Hern was a Chief Financial Officer at various real estate development companies. He was also a certified public accountant with Arthur Andersen & Co. and he was with that firm from 1978 through 1984. Mr. O’Hern is a member of the board of directors, the audit committee chairman and a member of the nominating and corporate governance committee of Douglas Emmett, Inc., a publicly traded REIT. Mr. O’Hern also serves on The USC Marshall School of Business Board of Leaders.

Robert D. Perlmutter became one of our Senior Executive Vice Presidents and was appointed our Chief Operating Officer in February 2016 and is responsible for leasing, operation and development activities. Mr. Perlmutter served as our Executive Vice President of Leasing from April 2012 through February 2016, directing retail leasing. Before joining our Company, Mr. Perlmutter was the managing member of Davis Street Land Company, a privately-held real estate company focused on the management, development and ownership of upscale shopping centers from 1998 until March 2012. He was the Chief Executive Officer of Heitman Retail Properties, where he supervised overall operations and growth of its retail holdings from 1990 to 1998. Mr. Perlmutter is a member of the board of trustees and the compensation committee chairman of Chatham Lodging Trust, a publicly traded REIT which invests in upscale extended-stay hotels and premium-branded select-service hotels. In addition, he is a trustee of the International Council of Shopping Centers.

Thomas J. Leanse joined our Company on September 1, 2012 as one of our Senior Executive Vice Presidents, and has been our Chief Legal Officer and Secretary since October 1, 2012. Prior to joining our Company, Mr. Leanse was a partner at Katten Muchin Rosenman LLP from 1992 through 2012, where he specialized in the shopping center industry, representing various developers, in addition to acting as amicus curiae for the International Council of Shopping Centers. Mr. Leanse received his JD from the University of San Diego School of Law in 1978, after graduating from UC San Diego in 1975 with a BA in Political Science and a minor in Economics. He was a partner in the Los Angeles office of Pepper Hamilton & Scheetz from 1987 to 1992, and an associate and then partner at the Long Beach office of Ball, Hunt, Hart, Brown and Baerwitz. Prior to that he was employed in Chicago, Illinois at the office of the Trust Counsel for Harris Bank and was also an Assistant State’s Attorney in the Cook County State’s Attorney’s Office. Mr. Leanse has also acted as General Counsel to the US Ski Association and the US Ski Team. Mr. Leanse is on the Board of Directors of Cedars Sinai Medical Center and The Karsh Center and was an officer of the Pacific Southwest Region of the Anti-Defamation League.

The following Report of the Compensation Committee shall not be deemed soliciting material or to be filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or “Exchange Act,” or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, except to the extent our Company specifically requests that this Report be treated as soliciting material or specifically incorporates this Report by reference into a filing under either of such Acts.

Compensation Committee Report

The Compensation Committee of the Board of Directors of The Macerich Company, a Maryland corporation, has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2016 and this Proxy Statement for our 2017 Annual Meeting of Stockholders.

The Compensation Committee
Andrea M. Stephen, Chair Steven R. Hash Steven L. Soboroff

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion & Analysis (“CD&A”) describes the material elements of our executive compensation program, how it is designed to support the achievement of our key strategic and financial objectives, and the compensation decisions the Compensation Committee made under the program for our named executive officers, who for 2016 were:

Named Executive Officers	Title
Arthur M. Coppola	Chairman of the Board of Directors and Chief Executive Officer
Edward C. Coppola	President
Thomas E. O’Hern	Senior Executive Vice President, Chief Financial Officer and Treasurer
Robert D. Perlmutter	Senior Executive Vice President and Chief Operating Officer
Thomas J. Leanse	Senior Executive Vice President, Chief Legal Officer and Secretary

For purposes of this CD&A, we refer to the Compensation Committee as the “Committee.”

Executive Summary

Business Highlights

2016 demonstrated continued strength in our operating results and portfolio metrics, as evidenced by our performance against key financial metrics:

Operational	• FFO per diluted share grew 3% in 2016 to $4.07, compared to $3.95(1) in 2015
• Same center NOI grew 4.96%
• Gross margins expanded to 69.6% in 2016, a 40 basis point improvement over 2015
• On a same center basis, mall tenant sales per square foot were $650 for 2016, compared to $643 in 2015
Leasing	• Occupancy levels were stable ending the year at 95.4%
• Releasing spreads for 2016 were up 17.7%
Development	• Broadway Plaza: completion of first phase of the redevelopment and expansion adding 160,000 net new square feet
• Green Acres Commons: completion of 335,000 square foot open-air retail complement to Green Acres Mall
• Kings Plaza Shopping Center: commencement of the redevelopment of the 250,000 square foot Sears building
Balance Sheet	• Closed over $1.8 billion in fixed-rate mortgage financings
• Successfully renewed a $1.5 billion line of credit, extending the term until July 2021 and improving terms
• Successful completion of our $1.2 billion stock repurchase program
Sustainability	In recognition of its leadership in sustainability, our Company received the following key awards in 2016:

•  #1 ranking in the U.S. Retail Sector for sustainability performance for real estate portfolios around the world for second straight year, according to scores published by Global Real Estate Sustainability Benchmark (GRESB)

• Retail “Leader in the Light” Environmental Award for the third consecutive year from the National Association of Real Estate Investment Trusts
• 2016 ICSC Design and Development Mixed-Use Gold Award and Commendation for Sustainable Design for Tysons Corner Expansion
• Recipient of first U.S. BREEAM in use building certification

(1)	Excluding early extinguishment of debt, net and costs related to an unsolicited takeover offer.

In 2016, our Company continued the sector-leading progress we have made in recent years, demonstrating our ability to consistently seize opportunities and further strengthen our Company and our growth prospects. For additional information about the following financial metrics, see our Annual Report on Form 10-K for the year ended December 31, 2016 and Appendix I of this Proxy Statement.

(1)	FFO per share-diluted represents funds from operations per share on a diluted basis, excluding the gain or loss on early extinguishment of debt. For 2015, FFO per share-diluted also excludes costs related to an unsolicited hostile takeover attempt and proxy contest. For the definition of FFO per share-diluted and a reconciliation of FFO per share-diluted to net income per share attributable to common stockholders-diluted, see Appendix I of this Proxy Statement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Funds from Operations” in our Annual Report on Form 10-K for the year ended December 31, 2016.

(2)	For the definition and reconciliation of Same Center NOI, see Appendix I of this Proxy Statement.

Despite our strong operating performance, our total stockholder return (“TSR”) in 2016 underperformed the S&P 500 Index and FTSE NAREIT All Equity REITs Index. On a three-year basis, our TSR exceeded the S&P 500 Index, but was below the FTSE NAREIT All Equity REITs Index. The reverse was true on a five-year basis: our TSR exceeded the FTSE NAREIT All Equity REITs Index, but was below the S&P 500 Index.

	1 year (2016)	3 year (2014-2016)	5 year (2012-2016)
The Macerich Company	-9.00%	40.70%	77.00%
S&P 500 Index	12.00%	29.00%	98.10%
FTSE NAREIT All Equity REITs Index	8.60%	43.00%	76.10%

In 2016, REIT TSRs were generally lower than the broader market, and regional mall REITs in particular underperformed other REITs. We believe that our negative TSR in 2016 was driven primarily by bearish investor sentiment for the mall REIT sector in general, in the wake of store closings and tenant bankruptcies announced by several high-profile retailers. However, our performance versus other mall REITs has been strong. Over the past three years we have generated a higher total return to our stockholders than any of our direct competitors, as illustrated in the following graph.

While store closings and tenant bankruptcies have adversely impacted our short-term TSR, these bankruptcies often present opportunities to secure more productive and more contemporary tenants that will generate higher sales productivity in the coming years. We remain well-positioned to take advantage of these opportunities.

2016 Say-on-Pay Vote

At our 2016 annual stockholders’ meeting, over 97% of the votes cast were in favor of the advisory resolution to approve our Company’s executive compensation program. This level of support was a significant improvement from the 2015 vote, when approximately 56% of the votes cast were in favor of this proposal. The Committee has considered the result of this vote and, as a result of the high percentage of votes cast in favor of this proposal, the Committee believes that the changes made in 2016, in response to the 2015 vote and subsequent stockholder outreach campaign, were supported by stockholders. The relevant changes made to the design and structure of our executive compensation, starting in 2016, are outlined in the table below:

What We Heard in 2015	How We Changed 2016 Practices
Preference for longer measurement period for performance-based LTIP Units	Starting with 2016 grants, performance period lengthened from one year to three years.
Preference for more structure in annual bonus program

Continuing on the progress made in 2015 when specific weightings were added to measurement categories, we added additional structure to our annual bonus program for 2016. In 2016, 75% of the annual bonus was based formulaically on three equally-weighted financial metrics, and the remaining 25% was based on the Committee’s assessment of individual performance.

Desire to remove the absolute TSR threshold for half of the performance-based LTIP Units, because it is generally not understood by our stockholders and is a measure seldom used by other REITs	Starting in 2016, performance-based LTIP Units are based solely on a relative TSR. Absolute TSR is reflected in the ultimate value of the Units themselves.
Opposition to excise tax gross-ups	Effective January 1, 2016, none of our agreements contain an excise tax gross-up provision.
Opposition to single-trigger equity vesting in the event of a change of control	Starting with 2016 equity grants, change of control vesting is on a double-trigger basis.

Throughout 2016, we continued engagement with stockholders on a variety of issues, including executive compensation and corporate governance. As part of our commitment to ongoing, transparent communication with our stockholders, we will continue this open dialogue to ensure we understand stockholder views on these important issues.

Compensation Highlights

Compensation Elements.    The following chart summarizes, for each component of our executive compensation program, the objectives and key features and the compensation decisions made by the Committee for our named executive officers for 2016:

Pay Element		Objectives and Key Features	Highlights for 2016
Salary	Cash	• Relatively small, fixed cash pay based on the scope and complexity of each position, the officer’s experience, competitive pay levels and general economic conditions

•    Two executive officers received base salary increases effective January 1, 2016:

-     Mr. O’Hern’s salary was increased to maintain competitiveness with peer company practice and reflect the scope of his role

-     Mr. Perlmutter’s salary was increased upon his promotion to Senior Executive Vice President and Chief Operating Officer

Annual Incentive Bonus	Equity

•    Variable short-term incentive

•    Rewards achievement of both corporate and individual performance

•    Performance measured using annual scorecard designed to support our Company’s short-term financial and strategic objectives

-     Corporate financial/operational goals (Same Center NOI growth, FFO per diluted share, and releasing spreads) were weighted 75%, and evaluated formulaically against pre-established threshold, target, and maximum goals

-     Individual performance against pre-established goals was weighted 25%

•    Based on achievements versus the goals, 2016 earned annual bonuses ranged from 119% to 132% of target for each named executive officer

•    All such earned bonuses were paid in fully-vested LTIP units to further promote stockholder alignment

Equity

•    Variable long-term incentive

•    Provides incentive for our executive officers to take actions that contribute to the creation of stockholder value and outperform other equity REITs which are investment alternatives for our stockholders

•    Performance-based LTIP Units granted in 2016 may be earned from 0% to 150% of target based on our TSR over the performance period compared to all publicly-traded equity REITs (the “Equity Peer REITs”)

-     Three-year performance measurement period

•    Shifted to a three-year performance period for 2016 performance-based LTIP Units from a one-year performance period for 2015 performance-based LTIP Units

-     As a result, no performance-based LTIP Units vested in 2016

	Equity	• Service-based LTIP units vest in annual installments over a three-year period to promote retention and stability of our management team

Target Total Direct Compensation Mix

Target vs. Realizable CEO Compensation

As illustrated above, the majority of our CEO’s compensation opportunity is “at risk” and tied to performance goals and our absolute and relative TSR. Our pay-for-performance philosophy is further illustrated by comparing target total direct compensation to “realizable” compensation, after taking into account actual performance.

Despite strong operating performance during 2016, our TSR lagged the Equity Peer REITs. If the performance period for the performance-based LTIPs granted January 1, 2016 had ended on December 31, 2016, no performance-based LTIP units would have been earned because our relative TSR performance from January 1, 2016 through December 31, 2016 was in the lower quartile of the Equity Peer REITs. In addition, our absolute TSR was negative, which reduced the value of the service-based LTIP units that were granted January 1, 2016. As a result, as of December 31, 2016, “realizable” compensation for our CEO was less than half of target total direct compensation for 2016.

Target pay includes base salary, target annual incentive, and the target grant-date fair value of long-term incentives for 2016 for Mr. A. Coppola. Realizable pay includes: (i) annual base salary earned; (ii) actual annual incentive earned; and (iii) the value of performance-based LTIP Units (assuming the performance period had ended December 31, 2016) and service-based LTIP Units as of December 31, 2016, including earned dividend equivalents. None of the performance-based LTIP Units would have been earned at December 31, 2016 based on our relative TSR performance as of such date. The value of the service-based LTIP Units is based on our closing stock price on December 30, 2016, the last day of fiscal 2016.

This chart and the total realizable pay reported in this chart provides supplemental information regarding the compensation paid to our CEO and should not be viewed as a substitute for the 2016 Summary Compensation Table. We believe that showing realizable compensation illustrates for stockholders the alignment between pay and performance.

Compensation and Corporate Governance

Our executive compensation and corporate governance programs are designed to closely link pay with operational performance and increases in long-term stockholder value while minimizing excessive risk taking. To help us accomplish these important objectives, we have adopted the following policies and practices:

No Excessive Risk Taking.    Our compensation program is designed to not incentivize excessive risk taking by participants. We conduct an annual risk assessment of all of our compensation programs.

No Employment Agreements.    As of January 1, 2016, we had no employment agreements and one remaining management continuity agreement for one named executive officer.

No Excise Tax Gross-Ups.    None of our Company’s executives are entitled to any change of control excise tax gross-ups.

Double-Trigger Equity Vesting.    Effective with the 2016 equity grants, our equity awards are subject to double-trigger vesting acceleration in connection with a change of control.

Robust Stock Ownership Guidelines.    We have robust stock ownership policies for our named executive officers and directors and each individual who is subject to them is in compliance with those policies. See “Stock Ownership Policies” on pages 40-41 of this Proxy Statement.

Holding Period.    Until the minimum required stock ownership level is achieved, our named executive officers must retain 50% of net-after-tax profit shares from equity compensation awards. See “Stock Ownership Policies” on pages 40-41 of this Proxy Statement.

Clawback Policy.    We have a clawback policy that allows us to recover incentive compensation paid to our executive officers if the compensation was based on achieving financial results that were subsequently restated and the amount of the executive officer’s incentive compensation would have been lower had the financial results been properly reported.

No Repricing.    We do not reprice underwater options or SARs or exchange underwater options or SARs for other awards or cash, without prior stockholder approval.

Anti-Hedging Policy.    We have a policy prohibiting all of our directors, officers and employees from engaging in any hedging or monetization transactions that are designed to hedge or offset any decrease in the market value of our securities. This policy also prohibits short sales and the purchase and sale of publicly traded options of our Company.

Anti-Pledging Policy.    In addition, we have a policy (a) prohibiting all our directors and executive officers from pledging our securities if they are unable to meet our stock ownership requirements without reference to such pledged shares and (b) recommending that our directors and executive officers not pledge our Company’s securities. Currently, no shares of our Company are pledged by our directors and executive officers.

Independent Compensation Consultant.    The Committee engages an independent compensation consulting firm that provides us with no other services.

Compensation Philosophy and Objectives

Our executive compensation program is designed to achieve the following objectives:

•	Attract, retain and reward experienced, highly-motivated executives who are capable of leading our Company in executing our ambitious growth strategy.

•	Link compensation earned to achievement of our Company’s short-term and long-term financial and strategic goals.

•	Align the interests of management with those of our stockholders by providing a substantial portion of compensation in the form of equity-based incentives and maintaining robust stock ownership requirements.

•	Adhere to high standards of corporate governance.

The Committee believes strongly in linking compensation to corporate performance: the annual incentive awards (which for 2016 were paid entirely in the form of equity) are primarily based on overall corporate performance and the earned value of 75% of the long-term incentive equity awards depends on our three-year TSR relative to the Equity Peer REITs. The Committee also recognizes individual performance in making its executive compensation decisions. The Committee believes this is the best program overall to attract, motivate and retain highly skilled executives whose performance and contributions benefit our Company and our stockholders. The Committee believes it utilizes the right blend of cash and equity to provide appropriate incentives for executives while aligning their interests with those of our stockholders and encouraging the executives’ long-term commitment to our Company. The Committee does not have a strict policy to allocate a specific portion of compensation to our named executive officers between cash and non-cash or short-term and long-term compensation. Instead, the Committee considers how each component promotes retention and/or motivates performance by the executive.

Inputs to Compensation Decisions

Role of the Compensation Committee.    The Committee reviews and approves the compensation for our executive officers, reviews our overall compensation structure and philosophy and administers certain of our employee benefit and stock plans, with authority to authorize awards under our incentive plans. The Committee currently consists of three independent directors, Ms. Stephen (Chair) and Messrs. Soboroff and Hash.

Role of Management.    Management, under the leadership of Mr. A. Coppola, develops our Company’s strategy and corresponding internal business plans, which our executive compensation program is designed to support. Mr. A. Coppola also provides the Committee with his evaluation of the performance of and his recommendations on compensation for his direct reports, including the other named executive officers.

Role of Compensation Consultant.    The Committee may, in its sole discretion, retain or obtain the advice of any compensation consultant as it deems necessary to assist in the evaluation of director or executive officer compensation and is directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant. The Committee retained FW Cook as its independent compensation consultant with respect to our compensation programs. FW Cook’s role is to evaluate the existing executive and non-employee director compensation programs, assess the design and competitive positioning of these programs, and make recommendations for change, as appropriate. The Committee considered the independence of FW Cook and determined that its engagement of FW Cook does not raise any conflicts of interest with our Company or any of our directors or executive officers. FW Cook provides no other consulting services to our Company, our executive officers or directors.

Role of Data for Peer Companies.    FW Cook periodically conducts competitive reviews of our executive compensation program, including a competitive analysis of pay opportunities for our named executive officers as compared to the relevant peer group selected by the Committee. For the comprehensive review conducted in 2015, and subsequent updates to competitive data for selected executive positions in 2016, the peer group included twenty U.S.-based, publicly traded REITs of reasonably similar size to our Company, as measured by total capitalization, and/or with a focus on the retail sector. The group included our direct mall REIT competitors, both larger and smaller than us; REITs in other asset classes were primarily selected based on size. At the time FW Cook conducted the competitive reviews, our total capitalization was in the median range compared to the peer group. The Committee believes that these REITs best reflect a complexity and breadth of operations, as well as the amount of capital and assets managed, similar to our Company. The peer group REITs are:

Alexandria Real Estate Equities, Inc.	Kilroy Realty Corporation
AvalonBay Communities, Inc.	Kimco Realty Corporation
Boston Properties, Inc.	Prologis, Inc.
Digital Realty Trust, Inc.	Regency Centers Corporation
Douglas Emmett, Inc.	Simon Property Group, Inc.
Equity Residential	SL Green Realty Corp.
Federal Realty Investment Trust	Tanger Factory Outlets
General Growth Properties, Inc.	Taubman Centers, Inc.
HCP, Inc.	Ventas, Inc.
Host Hotels & Resorts, Inc.	Vornado Realty Trust

The Committee reviews compensation practices at peer companies to inform itself and aid it in its decision-making process so it can establish compensation programs that it believes are reasonably competitive.

The Committee, however, does not set compensation components to meet specific benchmarks. Instead the Committee focuses on a balance of annual and long-term compensation, which is heavily weighted toward “at risk” performance-based compensation. Peer group data is not used as the determining factor in setting compensation because each officer’s role and experience is unique. The Committee believes that ultimately the decision as to appropriate compensation for a particular officer should be made based on a full review of that officer’s and our Company’s performance.

Compensation for 2016 Performance

Compensation opportunities for each named executive officer consisted of a base salary, an annual bonus opportunity, and long-term incentives, each of which are described in more detail below.

Base Salary.    As they do annually, the Committee members reviewed base salaries of the named executive officers to determine whether they remain appropriate based on the factors identified above. Based on this review, two of our executive officers received salary increases in 2016. The 2016 base salaries of our other named executive officers remained unchanged from 2015.

•	Mr. O’Hern’s salary was increased from $550,000 to $600,000 on January 1, 2016 to remain competitive with market practice and to reflect the scope of his role and responsibilities.

•	Mr. Perlmutter’s salary was increased from $500,000 to $600,000 upon his promotion to Senior Executive Vice President and Chief Operating Officer on January 1, 2016. Salary for his new role was also intended to be competitive with market practice and reflect the scope of his role and responsibilities.

Annual Incentive Structure—Rigorous Goals to Align Compensation with Performance.    Each executive officer has a target annual incentive opportunity, expressed as a percentage of base salary. Target bonus is 200% of base salary for the CEO and President, and 150% of base salary for the other named executive officers. The Committee sets target bonuses for Messrs. A. Coppola and E. Coppola at a higher percentage of base salary than the other executives because as the CEO and President, respectively, they are our strategic leaders and manage and direct our other named executive officers. Actual bonuses can range from 0% to 200% of each executive’s target bonus, based on the Committee’s assessment of annual performance against the objectives established for the year.

Under our annual incentive program, the Committee evaluates performance against a “scorecard” of performance objectives established at the beginning of the year. These rigorous scorecard goals are designed to reward the successful execution of our strategies, and were consistent with our external guidance as disclosed in the first quarter of 2016. For 2016, three quantitative financial/operational measures, each weighted equally (i.e., 25% of total annual incentive determination), determined 75% of each executive’s earned bonus; the remaining 25% was based on the Committee’s assessment of the executive’s individual performance. The Committee weighted the financial/operational measures at 75%, which was higher than the 50% weighting in 2015, to ensure that achievement of quantitative, objectively-measured corporate performance goals would determine the majority of the bonus. The 2016 scorecard measures, as well as actual achievement versus each goal, are outlined in the following table:

2016 Corporate Financial/Operational Goals

	2016 Goals			2016 Actual	Payout (% of Target)
Measure	Threshold	Target	Maximum
Payout (% of target)g	50%	100%	200%
Same Center NOI Growth	4.00%	4.75%	5.50%	4.96%	128%
FFO per Diluted Share(1)(2)	$3.92	$4.07	$4.22	$4.07	100%
Releasing Spreads	10%	12.5%	15%	17.7%	200%

(1)	Excludes early extinguishment of debt, net.

(2)	Includes impact of $0.03 per share of FFO dilution from disposition of Capitola Mall which was not in our Company’s original guidance.

The target goals for each measure included meaningful growth over the prior year. For the target incentive amount to be earned, Same Center NOI in 2016 had to grow 4.75% over 2015, 2016 FFO per diluted share had to grow by 3%, and the rent per square foot on new leases executed in 2016 had to increase by 12.5% over rent per square foot on expiring leases. At the time the goals were set, the Committee believed these goals were rigorous, in particular in the context of the anticipated slowing growth in the retail REIT sector.

Based on performance against the three corporate measures, the weighted average payout for this component was 142.7% of target. Each of the three measures was weighted 25%, for a total weighting of 75% for the corporate financial/operational component.

Individual Performance–Weighted 25%

The Committee evaluated the 2016 individual performance of our named executive officers, with Mr. A. Coppola advising the Committee with respect to the performance of the other executives. As part of this process, the Committee discussed with Mr. A. Coppola his evaluation of the contributions of each executive, including with respect to our 2016 corporate achievements.

The Committee noted the following:

With respect to Mr. E. Coppola:    his continued leadership regarding our strategic dispositions, acquisitions and developments, including his role in the successful completion of Green Acres Commons and the first phase of the redevelopment of Broadway Plaza, the commencement of the redevelopment of the Sears store at Kings Plaza and the completion of our joint venture with The Taubman Company to acquire Country Club Plaza. His knowledge of the real estate markets as well as his significant relationships with real estate owners, partners and governmental officials were also critical to the success of our dispositions, acquisitions and development strategies. Mr. E. Coppola was also actively involved in our Company’s succession planning initiatives.

With respect to Mr. O’Hern:    his success in maintaining the strength of our balance sheet, including extending our line of credit with better pricing, successfully refinancing $1.8 billion of debt with an average term of 11.1 years and an average interest rate of 3.79%, completing the $1.2 billion share repurchase program resulting in the retirement of 9.6% of total shares previously outstanding, and supporting succession planning initiatives.

With respect to Mr. Perlmutter:    his significant contributions to achieving our industry-leading results, including strong occupancy and double-digit releasing spreads. In particular, the Committee considered his success in his new role as Chief Operating Officer, including improvements in operational performance of the development/construction and property/asset management groups, leadership of joint venture relationships, implementation of the succession plan for the leasing organization, efforts to position lower-quality assets for disposition, and more active involvement in communication with the investment community.

With respect to Mr. Leanse:    his support of the executive team’s efforts in responding to and negotiating new business opportunities, his support of the Board in corporate governance issues, his work to develop a more efficient and effective way to deliver comprehensive legal services and his activities with respect to the Company’s various ongoing legal, operational and litigation matters.

With respect to Mr. A. Coppola:    in determining his annual incentive bonus, the Committee reviewed with Mr. A. Coppola his 2016 accomplishments against his goals. In addition to supporting our 2016 corporate goals previously described, Mr. A. Coppola’s accomplishments for 2016 included his leadership in the Company’s efforts to advance omni-channel retail strategies, revitalize tenant mix, cultivate redevelopment opportunities of existing anchor stores, continue the execution of our long-term plan of recycling capital from non-core assets into our key development and redevelopment pipeline, and nurture succession planning and upward mobility throughout our Company, in particular Mr. Perlmutter’s transition to the Chief Operating Officer role. Mr. A. Coppola also guided the Company to several high profile and industry leading awards in recognition of sustainability initiatives and practices.

Although our operational performance was strong on a corporate and individual executive officer basis, management recommended and the Committee agreed that the score for the individual portion should be no higher than 100% of target in light of our lower quartile relative TSR. Based on each executive’s accomplishments as well as considering performance scores for the employees reporting to each of the named executive officers, the Committee scored the individual performance category at 100% of target for Messrs. E. Coppola, O’Hern, and Perlmutter, at 50% of target for Mr. Leanse, and at 95% of target for Mr. A. Coppola.

Earned bonuses were awarded in the form of fully-vested LTIP Units, to further promote alignment with stockholders. Under applicable SEC rules, equity awards are reported as compensation in the tables below in this Proxy Statement for the year in which the award was granted, not the year to which the performance relates. Accordingly, the LTIP Units awarded as annual incentive compensation based on 2016 performance described above will be reported in those tables in next year’s proxy statement as compensation for 2017. Thus, the compensation for our named executive officers for 2016 reflected in the Summary Compensation Table and Grants of Plan-Based Awards Table below includes the LTIP Units awarded to each executive early in 2016 for 2015 performance. See “2016 Total Compensation” below.

Long-Term Incentives–75% Performance-Based and Tied to Achieving Strong Relative Returns

Since 2006, our Company has utilized a long-term equity-based incentive program as an important means to align the interests of our executives and our stockholders, to encourage our executives to adopt a longer-term perspective and to reward them for creating stockholder value in a pay-for-performance structure.

For 2016, the Committee approved for each named executive officer an aggregate grant date fair value for these awards, to be granted in the form of LTIP Units. That amount was divided between two types of LTIP Units as follows:

Performance-Based LTIP Units (75%).    May be earned from 0% to 150% of the target number of units awarded based on our TSR performance relative to the Equity Peer REITs for the three-year performance period from January 1, 2016 through December 31, 2018. Payouts, as a percentage of target units, for the performance-based LTIP Units for various levels of absolute and relative performance are outlined in the following table, with linear interpolation for performance between performance levels.

MAC’s Relative TSR Percentile Ranking	Payout (% of Target LTIP Units)
<25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
≥75th Percentile	150%

Performance-based LTIP Unit grants in prior years had a one-year performance period. Starting with 2016 grants, we switched to a three-year performance period, to provide better alignment with long-term stockholder return performance. Due to the transition, no performance periods for performance-based LTIP units ended in 2016; as a result, no performance-based LTIP Units vested in 2016. If the performance period had ended on December 31, 2016, no performance-based LTIP units would have been earned because our relative TSR performance from January 1, 2016 through December 31, 2016 was in the lower quartile of the Equity Peer REITs.

Service-Based LTIP Units (25%).    Vest in equal annual installments over a three-year period to promote retention and further alignment of our executive’s interests with those of our stockholders.

The Committee reviewed peer group data relating to the allocation of long-term incentive equity awards between performance-based and service-based grants and determined that 75% performance-based was a higher percentage than the median mix between performance-based and service-based equity among the peer group, and therefore consistent with our emphasis on “at risk” compensation. For the performance-based component, the Committee considered the range of potential realizable values that our executives could earn to ensure that the awards would be both reasonably competitive and appropriate to motivate our leadership team.

2016 Total Compensation

We are including this supplemental information to provide a more meaningful view of the compensation of our named executive officers for their performance during 2016. The table below shows each named executive officer’s salary, annual long-term incentive equity award grant value, bonus for services performed in 2016 and all other compensation. This table, in contrast to the Summary Compensation Table on page 42 of this Proxy Statement, includes equity awards granted under our annual incentive award program in 2017 for services performed in 2016 and excludes equity awards granted under our annual incentive award program in 2016 for services performed in 2015.

Executive	Salary	Annual Incentive Earned for 2016(1)	Long-Term Incentive Award Value(2)	All Other Compensation	Total Compensation
Arthur M. Coppola	$1,000,000	$2,615,000	$8,999,952	$238,012	$12,852,964
Edward C. Coppola	$800,000	$2,112,000	$3,599,901	$139,183	$6,651,084
Thomas E. O’Hern	$600,000	$1,188,000	$1,999,900	$73,097	$3,860,997
Robert D. Perlmutter	$600,000	$1,188,000	$1,499,965	$63,197	$3,351,162
Thomas J. Leanse	$500,000	$896,000	$1,374,948	$45,637	$2,816,585
(1)	Earned annual incentives were awarded in the form of fully-vested LTIP Units on March 3, 2017, with the number of LTIP Units based on the closing price of our Common Stock on the New York Stock Exchange on such date.

(2)	These amounts represent the sum of the aggregate grant date fair value of performance-based LTIP Unit awards (75% of the aggregate grant value) and service-based LTIP Unit awards (25% of the aggregate grant value) granted in January 2016 to each of our named executive officers, the terms of which are described above. Had the performance period for the performance-based LTIP Unit awards ended on December 31, 2016, none of the units would have been earned based on our relative TSR performance.

Other.    Certain of our named executive officers participate in our deferred compensation plan available to all Vice Presidents and above who earn more than $115,000 annually. See the “Nonqualified Deferred Compensation” table on page 52 of this Proxy Statement for more information. We also provide our named executive officers with life insurance, medical and disability insurance, and use of a private aircraft in which our Company owns a fractional interest, to allow them to devote more time to our business. Refer to footnote 6 to the Summary Compensation Table on page 46 of this Proxy Statement for additional detail.

Compensation Governance Policies

Stock Ownership Policies

The Board believes that our directors and executive officers should have a meaningful investment in our Common Stock in order to more closely align their interests with those of our stockholders. Accordingly, the Board has established stock ownership policies for executives and non-employee directors.

Executive Stock Ownership Requirements.    Executives must own Company Common Stock with a value equal to at least the following multiples of their respective base salaries.

Position	Ownership Requirement as Multiple of Base Salary
Chief Executive Officer	6x
Other Named Executive Officers	3x

Non-Employee Director Stock Ownership Requirements.    Non-employee directors must own Common Stock with a value equal to at least five times the annual cash retainer for Board service.

Until the required ownership level is achieved, executives and non-employee directors subject to the guidelines must retain at least 50% of net-after-tax profit shares from equity compensation awards. Net-after-tax profit shares are shares from vesting of equity grants and/or shares received upon exercise of stock options, net of shares tendered or withheld for payment of the exercise price and net of taxes. This retention requirement will also apply if an executive or director becomes non-compliant due to a reduction in stock price.

These policies also set forth the forms of equity interests in our Company which will count toward stock ownership (any pledged securities do not count) and allow the Board to approve exceptions from time to time for this stock ownership policy. Our policy further provides that a non-employee director who is prohibited by law or by the regulations of his or her employer from having an ownership interest in our Company’s securities shall be exempt. Refer to our Guidelines on Corporate Governance, which are posted on our website. All of our directors and named executive officers that are subject to these stock ownership policies are in compliance with them.

Clawback Policy

We have a clawback policy that allows us to recover cash or equity incentive compensation paid to our executive officers if the compensation was based on achieving financial results that were subsequently restated and the amount of the executive officer’s incentive compensation would have been lower had the financial results been properly reported.

Anti-Hedging/Anti-Pledging Policy

We have a policy prohibiting all of our directors, officers and employees from engaging in any hedging or monetization transactions that are designed to hedge or offset any decrease in the market value of our securities. This policy also prohibits short sales and the purchase and sale of publicly traded options of our Company. In addition, we have a policy (a) prohibiting all our directors and executive officers from pledging our securities if they are unable to meet our stock ownership requirements without reference to such pledged shares and (b) recommending that our directors and executive officers not pledge our securities. Currently, no shares of our Company are pledged by our directors and executive officers.

Accounting and Tax Issues

The Committee considers both the accounting and tax issues raised by the various compensation elements for our Company and our executives.

LTIP Units.    As described on pages 48-49 of this Proxy Statement, LTIP Units of our Operating Partnership are intended to qualify as “profits interests” for federal income tax purposes and as such initially do not have full parity, on a per unit basis, with our common OP Units with respect to liquidating distributions. Such parity can be achieved over time through priority allocations of “book-up gains” attributable to appreciation of the Operating Partnership’s assets. LTIP Units, regardless of when they were issued, are eligible to share in allocable “book-up gains” since the most recent book-up or book-down of the limited partners’ capital accounts.

EXECUTIVE COMPENSATION

The following table and accompanying notes show for our named executive officers as of December 31, 2016, the aggregate compensation paid, awarded or earned with respect to such persons in 2014, 2015 and 2016.

Summary Compensation Table—Fiscal Years 2014-2016

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)(3)	Stock Awards ($)(2)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Arthur M. Coppola	2016	1,000,000	—	12,299,899	—	238,012	13,537,911
Chairman of the Board	2015	1,000,000	—	11,999,938	—	200,767	13,200,705
of Directors and Chief	2014	1,000,000	—	12,999,897	—	212,972	14,212,869
Executive Officer

Edward C. Coppola	2016	800,000	—	6,239,875	—	139,183	7,179,058
President	2015	800,000	—	5,399,859	—	126,080	6,325,939
	2014	800,000	—	6,199,914	—	172,177	7,172,091

Thomas E. O’Hern	2016	600,000	—	3,361,110	—	73,097	4,034,207
Senior Executive Vice	2015	550,000	—	2,549,796	—	69,256	3,169,052
President, Chief Financial	2014	550,000	—	2,899,866	—	101,459	3,551,325
Officer and Treasurer

Robert D. Perlmutter	2016	600,000	—	2,737,465	—	63,197	3,400,662
Senior Executive Vice	2015	500,000	—	2,199,907	—	57,330	2,757,237
President and Chief	2014	500,000	—	2,499,895	—	55,672	3,055,567
Operating Officer

Thomas J. Leanse	2016	500,000	—	2,612,448	—	45,637	3,158,085
Senior Executive Vice	2015	500,000	—	2,449,808	—	45,229	2,995,037
President, Chief Legal	2014	500,000	—	2,749,904	—	43,970	3,293,874
Officer and Secretary

(1)	Includes any amount of salary deferred under our qualified and nonqualified deferred compensation plans. See “Nonqualified Deferred Compensation” table below for more information.

(2)	SEC Reporting of Cash and Equity Awards

In reviewing the Summary Compensation Table, it is important to note that under SEC rules, cash awards are reported in the table for the year that they are earned regardless of when they are paid, while equity awards are reported in the table for the year that they are granted (as determined in accordance with applicable accounting rules) regardless of when they are earned.

(3)	Annual Incentive Reported in Year 2016

As described in the Compensation Discussion and Analysis above, the annual incentive compensation awards for our named executive officers for their 2016 performances were paid in the form of fully-vested LTIP Units on March 3, 2017. Accordingly, the LTIP Unit bonuses granted to these named executive officers for their 2016 performance will be reported in the “Stock Awards” column for 2017.

Annual Incentive Reported in Year 2015

The annual incentive compensation awards for our named executive officers for their 2015 performances were paid in the form of fully-vested LTIP Units on March 4, 2016, and were previously described in the

Compensation Discussion and Analysis of our proxy statement filed on April 15, 2016. In accordance with SEC rules, the LTIP Unit bonuses granted to these named executive officers for their 2015 performance are reported in the “Stock Awards” column for 2016. See also footnote (4) below.

Annual Incentive Reported in Year 2014

The annual incentive compensation awards for our named executive officers for their 2014 performance were paid in the form of fully-vested LTIP Units on March 6, 2015 and were previously described in the Compensation Discussion and Analysis of our proxy statement filed on May 6, 2015. In accordance with SEC rules, the LTIP Unit bonuses granted to these named executive officers for their 2014 performance are reported in the “Stock Awards” column for 2015. See also footnote (4) below.

(4)	Stock Awards Reported in Year 2016

The amounts reflected in this column for 2016 relate to performance-based LTIP Units, service-based LTIP Units and fully-vested LTIP Units granted in 2016 under our LTIP and 2003 Incentive Plan. These amounts represent the value at the grant date computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

a.	Performance-Based LTIP Units. The aggregate grant date fair values for performance-based LTIP Unit awards based upon the probable outcome of the performance conditions as of the grant date were as follows:

Arthur M. Coppola	$6,749,992
Edward C. Coppola	$2,699,965
Thomas E. O’Hern	$1,499,945
Robert D. Perlmutter	$1,124,999
Thomas J. Leanse	$1,031,209

The maximum aggregate values for performance-based LTIP Unit awards at the grant date assuming that the highest level of performance conditions would be achieved were as follows:

Arthur M. Coppola	$10,214,870
Edward C. Coppola	$4,085,890
Thomas E. O’Hern	$2,269,890
Robert D. Perlmutter	$1,702,478
Thomas J. Leanse	$1,560,545

b.	Service-Based LTIP Units. The grant date fair values for service-based LTIP Unit awards were as follows:

Arthur M. Coppola	$2,249,960
Edward C. Coppola	$899,936
Thomas E. O’Hern	$499,955
Robert D. Perlmutter	$374,966
Thomas J. Leanse	$343,739

c.	Fully-Vested LTIP Units. The grant date fair values for fully-vested LTIP Unit awards, which represent each named executive officer’s annual incentive award earned for 2015 performance, were as follows:

Arthur M. Coppola	$3,299,947
Edward C. Coppola	$2,639,974
Thomas E. O’Hern	$1,361,210
Robert D. Perlmutter	$1,237,500
Thomas J. Leanse	$1,237,500

Assumptions used in the calculation of these amounts are set forth in footnote 18 to our audited financial statements for the fiscal year ended December 31, 2016 included in our Annual Report on Form 10-K filed with the SEC on February 24, 2017.

Stock Awards Reported in Year 2015

The amounts reflected in this column for 2015 relate to two types of performance-based LTIP Units, service-based LTIP Units and fully-vested LTIP Units granted in 2015 under our LTIP and 2003 Incentive Plan. These amounts represent the value at the grant date computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

a.	Performance-Based LTIP Units. The aggregate grant date fair values for the two types of performance-based LTIP Unit awards based upon the probable outcome of the performance conditions as of the grant date were as follows:

Arthur M. Coppola	$6,749,961
Edward C. Coppola	$2,249,944
Thomas E. O’Hern	$937,409
Robert D. Perlmutter	$749,982
Thomas J. Leanse	$937,409

The maximum aggregate values for the two types of performance-based LTIP Unit awards at the grant date assuming that the highest level of performance conditions would be achieved were as follows:

Arthur M. Coppola	$12,724,446
Edward C. Coppola	$4,241,399
Thomas E. O’Hern	$1,767,124
Robert D. Perlmutter	$1,413,800
Thomas J. Leanse	$1,767,124

b.	Service-Based LTIP Units. The grant date fair values for service-based LTIP Unit awards were as follows:

Arthur M. Coppola	$2,249,985
Edward C. Coppola	$749,939
Thomas E. O’Hern	$312,454
Robert D. Perlmutter	$249,980
Thomas J. Leanse	$312,454

c.	Fully-Vested LTIP Units. The grant date fair values for fully-vested LTIP Unit awards, which represent each named executive officer’s annual incentive award earned for 2014 performance, were as follows:

Arthur M. Coppola	$2,999,992
Edward C. Coppola	$2,399,976
Thomas E. O’Hern	$1,299,933
Robert D. Perlmutter	$1,199,945
Thomas J. Leanse	$1,199,945

Assumptions used in the calculation of these amounts are set forth in footnote 18 to our audited financial statements for the fiscal year ended December 31, 2015 included in our Annual Report on Form 10-K filed with the SEC on February 23, 2016.

Stock Awards Reported in Year 2014

The amounts reflected in this column for 2014 relate to two types of performance-based LTIP Units, service-based LTIP Units and fully-vested LTIP Units granted in 2014 under our LTIP and 2003 Incentive

Plan. These amounts represent the value at the grant date computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

a.	Performance-Based LTIP Units. The aggregate grant date fair values for the two types of performance-based LTIP Unit awards based upon the probable outcome of the performance conditions as of the grant date were as follows:

Arthur M. Coppola	$6,749,948
Edward C. Coppola	$2,249,952
Thomas E. O’Hern	$937,450
Robert D. Perlmutter	$749,923
Thomas J. Leanse	$937,450

The maximum aggregate values for the two types of performance-based LTIP Unit awards at the grant date assuming that the highest level of performance conditions would be achieved were as follows:

Arthur M. Coppola	$13,150,785
Edward C. Coppola	$4,383,536
Thomas E. O’Hern	$1,826,414
Robert D. Perlmutter	$1,461,061
Thomas J. Leanse	$1,826,414

b.	Service-Based LTIP Units. The grant date fair values for service-based LTIP Unit awards were as follows:

Arthur M. Coppola	$2,249,951
Edward C. Coppola	$749,964
Thomas E. O’Hern	$312,470
Robert D. Perlmutter	$249,988
Thomas J. Leanse	$312,470

c.	Fully-Vested LTIP Units. The grant date fair values for fully-vested LTIP Unit awards, which represent each named executive officer’s annual incentive award earned for 2013 performance, were as follows:

Arthur M. Coppola	$3,999,998
Edward C. Coppola	$3,199,998
Thomas E. O’Hern	$1,649,946
Robert D. Perlmutter	$1,499,984
Thomas J. Leanse	$1,499,984

Assumptions used in the calculation of these amounts are set forth in footnote 18 to our audited financial statements for the fiscal year ended December 31, 2014 included in our Annual Report on Form 10-K filed with the SEC on February 23, 2015.

(5)	None of the earnings on the deferred compensation of our named executive officers for 2016 were considered above-market or preferential as determined under SEC rules.

(6)	“All Other Compensation” includes the following components for 2016:

	Matching Contributions under 401(k) Plan $	Matching Contributions under Nonqualified Deferred Compensation Plan $	Life Insurance Premiums $	Other Welfare Benefit Premiums $	Use of Private Aircraft $
Arthur M. Coppola	—	—	4,552	30,563	202,897
Edward C. Coppola	10,600	—	2,973	30,563	95,047
Thomas E. O’Hern	10,600	29,913	2,021	30,563	—
Robert D. Perlmutter	10,600	29,827	1,239	21,531	—
Thomas J. Leanse	10,600	25,000	1,894	8,143	—

Matching Contributions.    Amounts shown include matching deferred compensation contributions by our Company as determined by our Board of Directors annually under our nonqualified deferred compensation plan and matching contributions by our Company under our 401(k) Plan. The amount of the matching contributions under these plans is determined in the same manner for all plan participants. See the “Nonqualified Deferred Compensation” table below.

Other Welfare Benefit Premiums.    Amounts shown reflect the premiums paid by our Company for medical and disability insurance.

Private Aircraft Use.    Amounts shown reflect the incremental cost to our Company of such executive’s personal use of a private aircraft in which our Company owns a fractional interest. The incremental cost is determined by using the amount our Company is billed for such use less the portion reimbursed by the executives and such amount may include: landing fees, parking and flight planning expenses; crew travel expenses; supplies and catering; aircraft fuel and oil expenses; maintenance, parts and external labor (inspections and repairs); engine insurance expenses; position flight costs; and passenger ground transportation. Since the aircraft is used primarily for business travel, our Company does not include the fixed costs that do not change based on usage, such as management fees and acquisition costs.

Grants of Plan-Based Awards—Fiscal 2016

The following table provides information regarding performance-based LTIP Units, service-based LTIP Units and fully-vested LTIP Units granted to our named executive officers in 2016.

			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Approval Date	Threshold (#)	Target (#)	Maximum (#)
Arthur M. Coppola	1/1/2016	12/16/2015	42,155	84,438	126,594	—		6,749,992
	1/1/2016	12/16/2015	—	—	—	27,884	(2)	2,249,960
	3/4/2016	1/27/2016	—	—	—	41,666	(3)	3,299,947
Edward C. Coppola	1/1/2016	12/16/2015	16,862	33,774	50,637	—		2,699,965
	1/1/2016	12/16/2015	—	—	—	11,153	(2)	899,936
	3/4/2016	1/27/2016	—	—	—	33,333	(3)	2,639,974
Thomas E. O’Hern	1/1/2016	12/16/2015	9,367	18,763	28,131	—		1,499,945
	1/1/2016	12/16/2015	—	—	—	6,196	(2)	499,955
	3/4/2016	1/27/2016	—	—	—	17,187	(3)	1,361,210
Robert D. Perlmutter	1/1/2016	12/16/2015	7,025	14,073	21,099	—		1,124,999
	1/1/2016	12/16/2015	—	—	—	4,647	(2)	374,966
	3/4/2016	1/27/2016	—	—	—	15,625	(3)	1,237,500
Thomas J. Leanse	1/1/2016	12/16/2015	6,440	12,899	19,340	—		1,031,209
	1/1/2016	12/16/2015	—	—	—	4,260	(2)	343,739
	3/4/2016	1/27/2016	—	—	—	15,625	(3)	1,237,500

(1)	Represents awards of performance-based LTIP Units granted under our LTIP and 2003 Incentive Plan as more fully described on pages 48-49 of this Proxy Statement. Performance will be measured on a cumulative basis at the end of the three-year performance period from January 1, 2016 through December 31, 2018. The number of LTIP Units reported under the “Threshold (#)” subcolumn represents the number of LTIP Units that would be awarded if our performance relative to our Equity Peer REITs was at the 25th percentile, which represents the minimum percentile rank that would entitle recipients to awards under the LTIP. The number of LTIP Units reported under the “Target (#)” subcolumn represents the number of LTIP Units that would be awarded if our performance relative to our Equity Peer REITs was at the 50th percentile. The number of LTIP Units reported under the “Maximum (#)” subcolumn represents the number of LTIP Units that would be awarded if our performance relative to our Equity Peer REITs was at or above the 75th percentile.

(2)	Represents awards of service-based LTIP Units granted under our LTIP and 2003 Incentive Plan as more fully described on pages 48-49 of this Proxy Statement.

(3)	Represents awards of fully-vested LTIP Units granted under our LTIP and 2003 Incentive Plan. These awards represent each executive’s bonus under our annual incentive compensation program for 2015 performance and were previously described in the Compensation Discussion and Analysis of our proxy statement filed on April 15, 2016.

(4)	The amounts reflected in this column represent the grant date fair value of these awards computed in accordance with FASB ASC Topic 718 as described in note (4) to the “Summary Compensation Table” above. Assumptions used in the calculation of these amounts are set forth in footnote 18 to our audited financial statements for the fiscal year ended December 31, 2016 included in our Annual Report on Form 10-K filed with the SEC on February 24, 2017.

Discussion of Summary Compensation and Grants of Plan-Based Awards Table

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid, awarded or earned, are generally described under “Compensation Discussion and Analysis” and in the footnotes to the compensation tables. The material terms of our LTIP, pursuant to which LTIP Units are granted, are described below. For a description of our severance and change of control agreements with certain of our named executive officers, see “Potential Payments Upon Termination or Change of Control.”

LTIP Unit Awards

LTIP Units of our Operating Partnership are structured to qualify as “profits interests” for federal income tax purposes. Accordingly, LTIP Units initially do not have full parity, on a per unit basis, with our Operating Partnership’s common OP Units with respect to liquidating distributions. Upon the occurrence of specified events, the LTIP Units can over time achieve full parity with the common OP Units, at which time LTIP Units are convertible, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common OP Units. LTIP Units that have been converted into common OP Units and have become vested are redeemable by the holder for shares of Common Stock on a one-for-one basis or the cash value of such shares, at our Company’s election. LTIP Units generally may be subject to performance-based vesting or service-based vesting.

2016 Performance-Based and Service-Based LTIP Units.    Our named executive officers were granted LTIP Units effective January 1, 2016, with 75% of the total award consisting of performance-based LTIP Units and 25% consisting of service-based LTIP Units. Service-based awards were granted in 2016 to support the long-term retention of our executives.

a.    Performance-Based LTIP Units.    The 2016 performance-based LTIP Units are subject to performance-based vesting over the three-year period from January 1, 2016 through December 31, 2018, with vesting depending on our relative total stockholder return over the performance period as described below. These LTIP Units are subject to forfeiture to the extent the applicable performance requirements are not achieved. Vesting of the LTIP Units is based on the percentile ranking of our total stockholder return per share of Common Stock relative to our Equity Peer REITs, as measured at the end of the performance period. Total stockholder return will be measured by the compounded total annual return per share achieved by the shares of common stock of our Company or such Equity Peer REIT and assumed reinvestment of all dividends and distributions.

Depending on our total stockholder return relative to the total stockholder return of our Equity Peer REITs, vesting of these LTIP Units will occur in accordance with the schedule below, with linear interpolation between performance levels. Determination of the vesting of our performance-based LTIP Units would have occurred earlier in the event of a change of control or qualified termination of employment (which generally includes a termination by our Company without cause or by the executive for good reason) based on our performance through the date of such event.

Company Percentile Ranking Relative to the Equity Peer REITs	Percentage of Target LTIP Units That Vest*
Below the 25th	0%
At the 25th	50%
At the 50th	100%
At or above the 75th	150%

*	Linear interpolation between performance levels.

Prior to the vesting of the 2016 performance-based LTIP Units, holders of the 2016 performance-based LTIP Units will be entitled to receive per unit distributions equal to 10% of the regular periodic distributions payable on a common OP Unit, but will not be entitled to receive any special distributions. Distributions on vested LTIP Units are equal in amount to the regular distributions paid on an equal number of common OP Units, which are equal in amount to the dividends paid on an equal number of shares of Common Stock.

b.    Service-Based LTIP Units.    The 2016 service-based LTIP Units vest in equal annual installments over a three-year period. Vesting is conditioned upon the executive remaining an employee of our Company through the applicable vesting dates, and subject to acceleration of vesting in the event of a change of control of our Company or his death or disability. Upon the termination of the executive’s service relationship with our Company under specified circumstances, including termination by our Company without cause, and by the executive for good reason, his service-based LTIP Units will continue to vest in accordance with the vesting schedule.

Regular and other non-liquidating distributions were made with respect to the service-based LTIP Units from the date of their issuance to the executive. Distributions were in the same amount and at the same time as those made with respect to common OP Units. At the end of the vesting period, distributions will continue to be made only to the extent that the service-based LTIP Units have become vested.

2017 Performance-Based and Service-Based LTIP Units.    The Committee continued the LTIP program for 2017 and awarded LTIP Units to our named executive officers, with 75% of the total award consisting of performance-based LTIP Units and 25% consisting of service-based LTIP Units. The performance period for the 2017 performance-based LTIP Unit awards is January 1, 2017 through December 31, 2019. For purposes of determining the vesting of the performance-based LTIP Units, the Equity Peer REITs will continue to be the peer group. The number of 2017 performance-based LTIP Units that will vest will depend solely on our relative TSR versus the peer group.

Outstanding Equity Awards at December 31, 2016

The following table provides information on the holdings of our named executive officers of SARs, stock options, service-based LTIP Units and performance-based LTIP Units as of December 31, 2016.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(5)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(7)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
Arthur M. Coppola	107,679	(1)	—		—	53.947	(1)	3/7/2018	27,582	1,953,909	42,155	2,986,260
Edward C. Coppola	76,508	(1)	—		—	53.947	(1)	3/7/2018	10,433	739,074	16,862	1,194,504
Thomas E. O’Hern	—		—		—	—		—	5,380	381,119	9,367	663,558
Robert D. Perlmutter	—		—		—	—		—	4,097	290,231	7,025	497,651
Thomas J. Leanse	8,805	(2)	1,760	(3)	—	56.768	(4)	9/1/2022	4,089	289,665	6,440	456,210

(1)	Represents SAR awards that vested on March 15, 2011 and the number and exercise price reflect certain anti-dilutive adjustments made since the date of grant under our 2003 Incentive Plan.

(2)	Represents the portion of Mr. Leanse’s stock option award which has vested and reflects certain anti-dilutive adjustments made since the grant date under our 2003 Incentive Plan.

(3)	Represents the unvested portion of Mr. Leanse’s stock option award that will vest on September 1, 2017. The number reflects certain anti-dilutive adjustments made since the grant date under our 2003 Incentive Plan.

(4)	The exercise price reflects certain anti-dilutive adjustments made since the grant date under our 2003 Incentive Plan.

(5)	Represents the unvested portion of the 2015 service-based LTIP Units that will vest on December 29, 2017 and the unvested portion of the 2016 service-based LTIP Units that will vest on December 29, 2017 and December 31, 2018.

(6)	Based on a price of $70.84 per unit, which was the closing price on the NYSE of one share of our Common Stock on December 30, 2016. Assumes that the value of LTIP Units on a per unit basis is equal to the per share value of our Common Stock.

(7)	Represents awards of performance-based LTIP Units granted on January 1, 2016 to our named executive officers under our LTIP and 2003 Incentive Plan as more fully described on pages 48-49 of this Proxy Statement. The number of LTIP Units reported in this table represents the number of LTIP Units that would be awarded if our performance relative to our Equity Peer REITs was at the 25th percentile, which represents the minimum percentile rank that would entitle recipients to awards under the LTIP.

(8)	The vesting of the performance-based LTIP Units will be measured on a cumulative basis at the end of the three-year performance period from January 1, 2016 through December 31, 2018. Although these LTIP Units have not vested, for purposes of this table, it is assumed that one performance-based LTIP Unit represents the economic equivalent of one share of Common Stock. The market value is based upon the closing price of our Common Stock on the NYSE on December 30, 2016 of $70.84.

Option Exercises and Stock Vested—Fiscal 2016

The following table presents information regarding vesting of LTIP Units during 2016 that were previously granted to the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(2)
Arthur M. Coppola	—	—	72,688	(3)	5,497,545
Edward C. Coppola	—	—	44,292	(4)	3,416,310
Thomas E. O’Hern	—	—	22,270	(5)	1,721,290
Robert D. Perlmutter	—	—	19,588	(6)	1,518,239
Thomas J. Leanse	—	—	20,063	(7)	1,551,888

(1)	Represents the amounts realized based on the difference between the market price of our stock on the date of exercise and the exercise price.

(2)	This number represents (a) the vesting of service-based LTIP Units on December 30, 2016 and (b) the grant of fully-vested LTIP Units on March 4, 2016, representing the annual incentive compensation award for 2015 performance. An individual, upon the vesting of an equity award, does not receive cash equal to the amount contained in the Value Realized on Vesting column of this table. Instead, the amounts contained in the Value Realized on Vesting column reflect the market value of our Common Stock on the applicable vesting date. For purposes of this table, it is assumed one LTIP Unit represents the economic equivalent of one share of Common Stock. The LTIP Units do not realize their full economic value until certain conditions are met, as described on pages 48-49 of this Proxy Statement, and such conditions have been met for the 2015 and 2016 service-based LTIP Units included in this table.

(3)	This number represents (a) the vesting of 31,022 service-based LTIP Units and (b) the grant of 41,666 fully-vested LTIP Units, representing the annual incentive compensation award for 2015 performance.

(4)	This number represents (a) the vesting of 10,959 service-based LTIP Units and (b) the grant of 33,333 fully-vested LTIP Units, representing the annual incentive compensation award for 2015 performance.

(5)	This number represents (a) the vesting of 5,083 service-based LTIP Units and (b) the grant of 17,187 fully-vested LTIP Units, representing the annual incentive compensation award for 2015 performance.

(6)	This number represents (a) the vesting of 3,963 service-based LTIP Units and (b) the grant of 15,625 fully-vested LTIP Units, representing the annual incentive compensation award for 2015 performance.

(7)	This number represents (a) the vesting of 4,438 service-based LTIP Units and (b) the grant of 15,625 fully-vested LTIP Units, representing the annual incentive compensation award for 2015 performance.

Nonqualified Deferred Compensation—Fiscal 2016

Certain of our named executive officers participate or participated in our 2005 Deferred Compensation Plan for Senior Executives, which was amended and restated as our 2013 Deferred Compensation Plan, effective January 1, 2013, referred to as our “Deferred Compensation Plan,” which also includes certain amounts deferred prior to 2005 under a predecessor plan. The following table provides information with respect to our named executive officers for the Deferred Compensation Plan for the fiscal year 2016.

Name	Executive Contributions in 2016 ($)(1)	Registrant Contributions in 2016 ($)(2)	Aggregate Earnings in 2016 ($)(3)	Aggregate Withdrawals/ Distributions during 2016 ($)	Aggregate Balance at 12/31/16 ($)(4)
Arthur M. Coppola	—	—	—	—	—
Edward C. Coppola	—	—	12,989	—	429,105
Thomas E. O’Hern	119,654	29,913	160,340	—	2,248,384
Robert D. Perlmutter	119,308	29,827	66,416	—	950,003
Thomas J. Leanse	100,000	25,000	41,396	—	574,851

(1)	The amounts in this column are included in the “Salary” column of the Summary Compensation Table.

(2)	Our Company’s contributions to the Deferred Compensation Plan are included in the “All Other Compensation” column of the Summary Compensation Table.

(3)	None of the earnings set forth in this column are considered above-market or preferential as determined under SEC rules, and, therefore, none of such amounts are reflected in the Summary Compensation Table.

(4)	The balances shown represent compensation already reported in the “Summary Compensation Table” in this and prior-year proxy statements, except for any earnings that were not above-market or preferential as determined under SEC rules.

Description of Our Deferred Compensation Plan

As of December 31, 2016, Messrs. E. Coppola, O’Hern, Perlmutter and Leanse had account balances under our Deferred Compensation Plan. Under the Deferred Compensation Plan, our key executives who satisfy certain eligibility requirements may make annual irrevocable elections to defer a specified portion of their base salary and bonus to be earned during the following calendar year. Deferral of amounts earned in 2016 by participants were limited to 85% of base salary and 85% of bonus. Our Company will credit an amount equal to the compensation deferred by a participant to that participant’s deferral account under the Deferred Compensation Plan. In addition, our Company may credit matching amounts to an account established for each participant in an amount equal to a percentage, established by our Company in its sole discretion prior to the beginning of the plan year, of the amount of compensation deferred by each participant under the plan. For 2016, our Company matched 25% of the amount of salary and bonus deferred by a participant up to a limit of 5% of the participant’s total salary and bonus.

Account balances under the Deferred Compensation Plan will be credited with income, gains and losses based on the performance of investment funds selected by the participant from a list of funds designated by our Company. The amounts credited to participants’ deferred accounts and Company matching accounts are at all times 100% vested. Participants will be eligible to receive distributions of the amounts credited to their accounts, at up to six different times that they may specify, in a lump sum or installments pursuant to elections made under the rules of the Deferred Compensation Plan. Changes to these elections under the plan may be made under limited circumstances. Under the Deferred Compensation Plan, key employees who have elected a payment at termination of employment must generally wait six months after termination, other than as a result of death, to receive a distribution. Our Company is contributing assets to a trust, which assets remain subject to the claims of our Company’s general creditors, to provide a source of funds for payment of our Company’s obligations under the Deferred Compensation Plan. Employees who are eligible to participate in the Deferred Compensation Plan may also be eligible for life insurance coverage in an amount equal to two times their annual salaries.

Potential Payments Upon Termination or Change of Control

The following section describes potential payments and benefits to our named executive officers under our current compensation and benefit plans and arrangements had a termination of employment or a change of control of our Company occurred on December 31, 2016. In addition, our 2003 Incentive Plan contains provisions regarding the acceleration of vesting and modification of equity awards. The Compensation Committee is authorized to accelerate the vesting of and modify outstanding awards as well as authorize discretionary severance payments to our named executive officers upon termination.

None of our named executive officers have an employment agreement with our Company. Mr. Leanse has a management continuity agreement which provides for change of control benefits as described below which automatically renews each year, unless our Company gives notice that the term will not be renewed.

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive all accrued, vested or earned but deferred compensation and benefits during his term of employment. The information below sets forth the additional payments and/or benefits to our named executive officers under the specified circumstances.

Payments Made/Benefits Received Upon Termination

With Cause

If a named executive officer’s employment is terminated with cause, he will forfeit all unvested equity awards as of the termination date.

Without Cause

If a named executive officer’s employment is terminated for any reason, other than (i) by death, disability, resignation or retirement of such officer or (ii) by termination with cause,

•	except as provided below, his equity awards that have not vested as of such termination date will be forfeited,

•	he will have three months (or such other period in the Compensation Committee’s discretion) from the termination date to exercise vested options and SARs, subject to specified limitations,

•	his unvested performance-based LTIP Units will be eligible to vest based on performance through the executive’s termination date (this will also occur if the executive terminates his employment for good reason), and

•	his unvested service-based LTIP Units will continue to vest in accordance with the vesting schedule (this will also occur if the executive terminates his employment for good reason).

Payments Made/Benefits Received Upon Resignation

In the event of the resignation of a named executive officer,

•	his equity awards that have not vested as of such termination date will be forfeited, and

•	he will have three months (or such other period in the Compensation Committee’s discretion) from the termination date to exercise vested options and SARs, subject to specified limitations.

Payments Made/Benefits Received Upon Retirement

In the event of the retirement of a named executive officer,

•	under our current retirement policy and except as provided below, all outstanding equity awards will continue to vest in accordance with the vesting schedule originally set forth in his award agreement provided the named executive officer retires at age 55 or older, has at least five years of service with our Company and has not been directly or indirectly employed by a competitor at any time after his retirement,

•	if a named executive officer does not meet the requirements for retirement under our current retirement policy, and the Compensation Committee does not otherwise provide,

•	his equity awards that have not vested as of his retirement date will be forfeited,

•	he will have 12 months from his retirement date to exercise vested options and SARs, subject to specified limitations, and

•	he will forfeit all unvested performance-based and service-based LTIP Units, unless the Compensation Committee determines in its sole discretion to provide for vesting of some or all such LTIP Units.

Payments Made/Benefits Received Upon Death or Disability

In the event of death or disability of a named executive officer while employed,

•	his benefits under our long-term disability plan or payments under our life insurance plan(s), as appropriate, will be distributed,

•	except as provided below, his unvested equity awards will immediately vest,

•	his unvested performance-based LTIP Units will be eligible to vest based on performance through the executive’s date of death or disability, and

•	his vested stock options or SARs may be exercised for 12 months after the date of his disability or death.

Payments Made/Benefits Received Upon Change of Control

Management Continuity Agreement

Our Company entered into a management continuity agreement with Mr. Leanse in connection with his hiring as our Senior Executive Vice President, Chief Legal Officer and Secretary, effective January 1, 2013, which provides that if, within two years following a change of control, his employment is terminated (i) by us for no reason or any reason other than for cause or by reason of death or disability or (ii) by Mr. Leanse for good reason, he will generally be entitled to receive an amount equal to three times the sum of:

•	his base salary; and

•	the amount of the cash and stock/unit portion of his annual incentive bonus awarded for performance for the fiscal year immediately preceding his termination date (including any supplemental or special cash and/or stock bonus awarded to him for the applicable year) or, if the annual incentive bonus has not yet been awarded for that fiscal year, the amount of his annual incentive bonus awarded for performance for the second fiscal year immediately preceding his termination date.

In addition, Mr. Leanse will receive all accrued obligations, including a pro rata share of his bonus amount for the year in which the termination occurs. Our Company will also generally continue welfare benefits for the executive officer and his family at least equal to, and at the same after-tax cost to the executive officer and/or his family, as those that would have been provided to them in accordance with the plans, programs, practices and policies as in effect immediately prior to the change of control, generally until up to the third anniversary of the termination date (subject to earlier termination if the executive becomes eligible for health coverage under another employer’s plans).

Upon a change of control, any shares of restricted stock, stock units or service-based LTIP Units held by Mr. Leanse that remain unvested shall immediately vest, any unvested stock options or SARs held by him shall vest in full and be immediately exercisable and any outstanding performance-based LTIP Units shall vest as provided in the applicable award agreement. See “Discussion of Summary Compensation and Grants of Plan-Based Awards Table—LTIP Unit Awards.” Any such stock options or SARs shall remain exercisable for a period at least until the first to occur of (1) the expiration of the full term of the option or SAR and (2) one year after the date on which the change of control occurs.

•	“Good reason” means an action taken by our Company resulting in a material negative change in the employment relationship and generally includes the assignment to the executive of any duties materially inconsistent in any respect with the executive’s position, authority, duties or responsibilities or any other material diminution in such position, authority, duties or responsibilities, one or more reductions in base salary that, individually or in the aggregate, exceed 10%, a change in his principal office location, material modification of bonus, benefit plans or fringe benefits or material breach of the management continuity agreement or any employment agreement by our Company or its successors or assigns.

•	“Change of control” generally requires a corporate transaction involving a 40% or greater change in ownership, certain majority changes in our Board of Directors or with limited exceptions the acquisition of 33% or more of our outstanding shares of Common Stock or voting securities by any person.

•	“Cause” generally includes for each executive (1) a failure to perform in a material respect without proper cause his obligations under the management continuity agreement or any written employment agreement, (2) a felony conviction or a plea of guilty or nolo contendere to a felony, or (3) an act of fraud, dishonesty or gross misconduct materially injurious to our Company.

Mr. Leanse’s management continuity agreement does not provide for an excise tax gross-up payment. Instead, if any payment by our Company would subject Mr. Leanse to an excise tax, the payments under his management continuity agreement shall be reduced if the selected accounting firm determines that he would have a greater net after tax receipt of aggregate payments if his payments under his management continuity agreement were so reduced.

Under the management continuity agreement, Mr. Leanse has agreed to certain covenants, including confidentiality in perpetuity and non-solicitation of employees for two years after the termination date.

Termination/Change of Control Payments Table

The following table provides the potential payments and benefits to the named executive officers, upon termination of employment or a change of control, assuming such event occurred on December 31, 2016. These numbers do not reflect the actual amounts that may be paid to such persons, which will only be known at the time that they become eligible for payment and will only be payable if the specified event occurs.

Items Not Reflected in Table

The following items are not reflected in the table set forth below:

•	Accrued salary, bonus, personal time and vacation.

•	Costs of COBRA or any other mandated governmental assistance program to former employees.

•	Welfare benefits, including life insurance, provided to all salaried employees.

•	Amounts outstanding under our 401(k) plan or any deferred compensation plan. There are no special or enhanced benefits under these plans for our named executive officers, and all of such participating officers are fully vested in these plans. See “Nonqualified Deferred Compensation” table.

Other Notes Applicable to the Table

•	For the accelerated vesting of the unvested service-based LTIP Units, the table reflects the intrinsic value of such acceleration. The value for each unvested LTIP Unit is $70.84, which represents the closing price of our Common Stock on the NYSE on December 30, 2016.

•	For the accelerated vesting of Mr. Leanse’s unvested stock options, the table reflects the intrinsic value of such acceleration. The value for each unvested stock option is the amount by which the closing price of our Common Stock on the NYSE on December 30, 2016 ($70.84) exceeded the exercise price of the option ($56.768).

•	Life insurance amounts only reflect policies paid for by our Company and in effect on December 31, 2016.

•	The table assumes that a “disability” is of a long-term nature, which triggers vesting of unvested equity awards and the accelerated vesting determination of any unvested performance-based LTIP Units.

•	Messrs. A. Coppola and E. Coppola also have death benefit coverage under a split-dollar life insurance policy. No premiums have been paid by our Company under this policy since July 30, 2002. At the time of their death, the total premiums our Company previously paid for the policies will be recovered and the remaining death benefits will be paid to their designated beneficiaries.

•	The “Termination without cause” and “Change of control/Termination” rows include a termination by our Company without cause and a termination for good reason by the named executive officer.

Termination/Change of Control Payments

	Cash Severance ($)	Miscellaneous Benefits ($)		Service-Based Awards ($)		Life Insurance Proceeds ($)	Total ($)
Arthur M. Coppola
Termination with cause	—	—		—		—	—
Termination without cause	—	—		1,953,909	(2)	—	1,953,909
Resignation	—	—		—		—	—
Retirement	—	—		—		—	—
Death	—	—		1,953,909	(3)	2,000,000	3,953,909
Disability	—		(1)	1,953,909	(3)	—	1,953,909
Change of control	—	—		1,953,909	(3)	—	1,953,909
Change of control/Termination	—	—		1,953,909	(3)	—	1,953,909
Edward C. Coppola
Termination with cause	—	—		—		—	—
Termination without cause	—	—		739,074	(2)	—	739,074
Resignation	—	—		—		—	—
Retirement	—	—		—		—	—
Death	—	—		739,074	(3)	1,600,000	2,339,074
Disability	—		(1)	739,074	(3)	—	739,074
Change of control	—	—		739,074	(3)	—	739,074
Change of control/Termination	—	—		739,074	(3)	—	739,074
Thomas E. O’Hern
Termination with cause	—	—		—		—	—
Termination without cause	—	—		381,119	(2)	—	381,119
Resignation	—	—		—		—	—
Retirement	—	—		—		—	—
Death	—	—		381,119	(3)	1,200,000	1,581,119
Disability	—		(1)	381,119	(3)	—	381,119
Change of control	—	—		381,119	(3)	—	381,119
Change of control/Termination	—	—		381,119	(3)	—	381,119
Robert D. Perlmutter
Termination with cause	—	—		—		—	—
Termination without cause	—	—		290,231	(2)	—	290,231
Resignation	—	—		—		—	—
Retirement	—	—		—		—	—
Death	—	—		290,231	(3)	1,200,000	1,490,231
Disability	—		(1)	290,231	(3)	—	290,231
Change of control	—	—		290,231	(3)	—	290,231
Change of control/Termination	—	—		290,231	(3)	—	290,231
Thomas J. Leanse
Termination with cause	—	—		—		—	—
Termination without cause	—	—		289,665	(2)	—	289,665
Resignation	—	—		—		—	—
Retirement	—	—		—		—	—
Death	—	—		314,432	(5)	1,000,000	1,314,432
Disability	—		(1)	314,432	(5)	—	314,432
Change of control	—	—		314,432	(5)	—	314,432
Change of control/Termination	6,108,500	30,111	(4)	314,432	(5)	—	6,453,043

(1)	Upon disability, the executive officer will generally receive up to $25,000 monthly until his return to employment.

(2)	Amount reflects the vesting of service-based LTIP Units. The executive officer’s unvested service-based LTIP Units will continue to vest in accordance with the vesting schedule upon a termination without cause or if the executive officer terminates his employment for good reason.

(3)	Amount represents the vesting of service-based LTIP Units.

(4)	Amount represents the estimated value of continuing welfare benefits for 36 months after December 31, 2016.

(5)	Amount represents the vesting of service-based LTIP Units and stock options.

Equity Compensation Plan Information

Our Company currently maintains two equity compensation plans for the granting of equity awards to directors, officers and employees: our 2003 Incentive Plan and our Director Phantom Stock Plan. Our Company also maintains our Employee Stock Purchase Plan (“ESPP”). Except as described in footnote 4 to the table, each of these plans has been approved by our Company’s stockholders.

The following table sets forth, for each of our Company’s equity compensation plans, the number of shares of Common Stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2016.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	3,328,001	(2)	$53.95	7,280,756	(3)
Equity compensation plans not approved by stockholders(4)	71,485		—	178,515	(5)

Total	3,399,486		$53.95	7,459,271

(1)	These weighted-average exercise prices do not reflect the shares that will be issued upon the payment of outstanding stock units, OP Units or LTIP Units.

(2)	Includes (a) 294,711 outstanding options and SARs with a weighted average exercise price of $53.95 and a weighted average term to expiration of 1.11 years and (b) 148,428 unvested RSUs. Also includes 2,832,449 LTIP Units (of which 322,572 were unvested and 2,509,877 were vested) which may be redeemed for shares under our 2003 Incentive Plan, and 52,413 fully vested shares subject to stock units credited under our Director Phantom Stock Plan. This number of shares is presented before giving effect to the shares that will be purchased under our ESPP for the purchase period ending May 31, 2017.

(3)	Of these shares, 6,791,618 were available for options, SARs, restricted stock, stock units, stock bonuses, performance-based awards, dividend equivalent rights and OP Units or other units convertible into or exchangeable for Common Stock under our 2003 Incentive Plan and 489,138 were available for issuance under our ESPP.

(4)	In February 2010, our Board of Directors approved an amendment to our Director Phantom Stock Plan to increase the number of shares of Common Stock that may be issued pursuant to the plan. In accordance with applicable NYSE listing rules, this share increase was not required to be approved by our stockholders because the shares of Common Stock issued under the plan are issued solely in payment of deferred compensation in accordance with the terms of the plan.

(5)	These shares were available for the issuance of stock units under our Director Phantom Stock Plan. See “Compensation of Non-Employee Directors” on pages 21-22 of this Proxy Statement for a description of our Director Phantom Stock Plan.

Compensation Committee Interlocks and Insider Participation

Messrs. Hash and Soboroff and Ms. Stephen each served as a member of the Compensation Committee during 2016. No member of the Compensation Committee is a past or present officer or employee of our Company or had any relationship with us requiring disclosure under SEC rules requiring disclosure of certain transactions with related persons. In addition, none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officer of which served as a director or member of the Compensation Committee during 2016.

Certain Transactions

The following provides a description of certain relationships and related transactions between our executive officers or members of their immediate families and our Company or our subsidiaries and affiliates. All of these relationships and related transactions were approved or ratified by the Audit Committee in accordance with our Related Party Transaction Policies and Procedures.

Macerich Management Company employs Mr. A. Coppola’s son-in-law as a Senior Vice President of Leasing. He receives compensation commensurate with his level of experience and other employees having similar responsibilities, and based upon an annual review of his individual performance conducted in the same manner as for all employees. The total compensation and benefits paid to Mr. A. Coppola’s son-in-law for 2016 did not exceed $630,000 and he is not considered an officer under Section 16 of the Exchange Act.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of the record date, March 24, 2017, with respect to the only persons known by our Company to own beneficially more than 5% of our outstanding shares of Common Stock, based solely upon Schedule 13G and Schedule 13D reports filed with the SEC, and the number of shares of Common Stock and OP units beneficially owned by our directors and executive officers as a group. The number of shares of Common Stock and OP Units beneficially owned by each director is set forth in “Information Regarding our Director Nominees—Director Stock Ownership” and the number of shares of Common Stock and OP Units beneficially owned by each named executive officer is set forth in “Executive Officers—Executive Officer Equity Ownership.”

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Ontario Teachers’ Pension Plan Board(1) 5650 Yonge Street, 3rd Floor Toronto, Ontario M2M 4H5, Canada	23,286,237	16.35%
The Vanguard Group, Inc.(2) 100 Vanguard Boulevard Malvern, Pennsylvania 19355	22,360,959	15.70%
BlackRock, Inc.(3) 55 East 52nd Street New York, New York 10055	12,997,917	9.13%
GIC Private Limited(4) 168 Robinson Road, #37-01 Capital Tower Singapore 068912	9,192,964	6.46%
State Street Corporation(5) One Lincoln Street Boston, Massachusetts 02111	7,901,690	5.55%
All directors and executive officers as a group (13 persons)(6) c/o The Macerich Company 401 Wilshire Blvd., Suite 700 Santa Monica, California 90401	5,522,034	3.75%

(1)	The Schedule 13D/A indicates that the reporting entity is a pension plan and has shared voting and dispositive power with respect to 23,286,237 shares. The Schedule 13D/A indicates that 1700480 Ontario Inc., a wholly-owned subsidiary of the reporting entity, may be deemed to share voting and dispositive power with respect to the 23,286,237 shares. The address for 1700480 Ontario Inc. is 20 Queen Street West, 5th Floor, Toronto, Ontario 8M5H 3R4, Canada.

(2)	The Schedule 13G/A indicates that the reporting entity is a registered investment advisor and has sole voting power with respect to 375,715 shares, shared voting power with respect to 183,520 shares, sole dispositive power with respect to 21,981,426 shares and shared dispositive power with respect to 379,533 shares. The Schedule 13G/A indicates that Vanguard Fiduciary Trust Company is the beneficial owner of 160,713 shares as the result of serving as investment manager of collective trust accounts and Vanguard Investments Australia, Ltd. is the beneficial owner of 433,822 shares as a result of serving as investment manager of Australian investment offerings, and each entity is a wholly-owned subsidiary of the reporting entity. In addition, the number of shares reported as beneficially owned by The Vanguard Group, Inc. includes the 9,265,959 shares, representing 6.51% of our outstanding shares of Common Stock, separately reported as beneficially owned by Vanguard Specialized Funds—Vanguard REIT Index Fund on a Schedule 13G/A.

(3)

The Schedule 13G/A indicates that the reporting entity is a parent holding company and has sole voting power with respect to 11,725,084 shares and sole dispositive power with respect to 12,997,917 shares, reporting on behalf of the following subsidiaries: BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC,

BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Asset Management Schweiz AG, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd., BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd., BlackRock Investment Management, LLC, BlackRock Japan Co. Ltd. and BlackRock Life Limited.

(4)	The Schedule 13G/A indicates that the reporting entity is a fund manager and has sole voting power with respect to 537,911 shares, shared voting power with respect to 88,419 shares, sole dispositive power with respect to 537,911 shares and shared dispositive power with respect to 88,419 shares as the result of managing shares on behalf of its only two clients, the Government of Singapore and the Monetary Authority of Singapore. The Schedule 13G/A indicates 8,566,634 shares, representing 6.02% of our outstanding shares of Common Stock, are owned beneficially by US Shops LLC. GIC Real Estate, Inc., as the result of serving as investment manager, has voting power and dispositive power with respect to such shares. GIC Real Estate, Inc. shares such powers with the reporting entity and GIC Real Estate Private Limited.

(5)	The Schedule 13G indicates that the reporting entity is a parent holding company and has shared voting and dispositive power with respect to 7,901,690 shares, reporting on behalf of the following subsidiaries: State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors, Ltd., State Street Global Advisors, Australia, Limited, State Street Global Advisors (Asia) Limited, State Street Global Advisors (Japan) Co., Ltd. and State Street Global Advisors France, S.A.

(6)	Includes options to purchase shares and SARs under our 2003 Incentive Plan which are currently exercisable or become exercisable before May 23, 2017 and certain LTIP Units. See the Notes to the tables on pages 7-9 and pages 24-25 of this Proxy Statement.

AUDIT COMMITTEE MATTERS

The Audit Committee presently is comprised of Messrs. Hash (Chair) and Soboroff and Ms. Laing. The Audit Committee met eight times in 2016. The principal responsibilities of and functions to be performed by the Audit Committee are established by the Audit Committee charter. The Audit Committee and our Board of Directors amended and restated the Audit Committee charter in February 2017 and such charter complies with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE Rules. The Committee reviews and reassesses the adequacy of its charter annually. Our Board of Directors has determined that each Committee member is an independent director as defined by the New York Stock Exchange listing standards for audit committee members and meet the financial literacy requirements of the NYSE Rules. Our Board of Directors also has determined that Mr. Hash and Ms. Laing are audit committee financial experts as defined by the Exchange Act. (See “The Board of Directors and its Committees—Director Independence” and “—Committee Charters.”)

The following Report of the Audit Committee shall not be deemed soliciting material or to be filed under the Securities Act of 1933, as amended, or the Exchange Act, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, except to the extent our Company specifically requests that this Report be treated as soliciting material or specifically incorporates this Report by reference into a filing under either of such Acts. The Audit Committee members whose names appear on the Audit Committee Report were committee members during all of 2016. Mr. Hash replaced Ms. Laing as the Chair of the Audit Committee on October 19, 2016.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of The Macerich Company, a Maryland corporation, assists our Board of Directors in performing its oversight responsibilities for our financial reporting process, audit process and internal controls, as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2016 with management and with our independent registered public accounting firm. In addition, the Audit Committee discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence from our Company.

Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

The Audit Committee

Steven R. Hash, Chair

Diana M. Laing

Steven L. Soboroff

Principal Accountant Fees and Services

For the years ended December 31, 2016 and 2015, our Company was billed by KPMG LLP for services in the following categories:

Audit Fees.    Fees for audit services totaled $3,815,000 in 2016 and $3,647,000 in 2015, including fees associated with the annual audit of our Company and its subsidiaries and affiliates, audit of internal control over financial reporting, the performance of interim reviews of our quarterly unaudited financial information and review of our registration statement and offering documents.

Audit-Related Fees.    No fees for audit-related services were paid to KPMG LLP in 2016 or 2015.

Tax Fees.    No fees for tax services were paid to KPMG LLP in 2016 or 2015.

All Other Fees.    All other fees consist of an annual license fee of $2,000 in each of 2016 and 2015 for use of accounting research software.

Our Company has been advised by KPMG LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in our Company or its subsidiaries.

Audit Committee Pre-Approval Policy

Consistent with the SEC rules regarding independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee approves a list of services and related fees expected to be rendered during any fiscal-year period within each of four categories of service:

Audit Services include audit work performed on the financial statements, including audit of the effectiveness of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as well as work that generally only our independent registered public accounting firm can reasonably be expected to provide, including work associated with registration statements under the Securities Act of 1933, as amended, periodic reports and other SEC documents, statutory or other financial audit work for subsidiaries and consultations surrounding the proper application of financial accounting and/or reporting standards.

Audit-Related Services include assurance and related services that are reasonably related to performance of an audit or traditionally performed by our independent registered public accounting firm, including due diligence or agreed-upon procedures related to mergers, acquisitions, dispositions or refinancings, special procedures required to meet certain financial, accounting or regulatory requirements and accounting, regulatory or disclosure consultations.

Tax Services include tax return preparation, tax planning and related tax services, tax advice, tax compliance, tax reporting, year-end estimated taxable income and distribution projections and tax due diligence for REIT compliance and other tax issues.

Other Services include those permissible non-audit services that do not fall within the above categories and are routine and recurring services that would not impair the independence of our accountants.

The Audit Committee pre-approves our independent registered public accounting firm’s services within each category. In 2016, the Audit Committee pre-approved the retention of KPMG LLP to perform various audit and audit-related services for our Company as described above. For each proposed service, our independent registered public accounting firm is generally required to provide documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair our independent registered public accounting firm’s independence. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2017.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. KPMG LLP has served as our independent registered public accounting firm continuously since 2010. In order to assure continuing external auditor independence, the Audit Committee periodically considers whether it is appropriate to adopt a policy of rotating the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee and its Chairperson are directly involved in the selection of KPMG LLP’s new lead engagement partner. Based on its most recent evaluation of KPMG LLP, the members of the Audit Committee believe that the continued retention of KPMG LLP as our independent registered public accounting firm is in the best interests of our Company and its stockholders and has recommended that the stockholders ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.

Although ratification by stockholders is not required by law, our Board has determined that it is desirable to request approval of this appointment by our stockholders. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP, and may decide to retain the firm notwithstanding the vote. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company. In addition, if KPMG LLP should decline to act or otherwise become incapable of acting, or if the appointment should be discontinued, the Audit Committee will appoint substitute independent public accountants. A representative of KPMG LLP will be present at our Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017. PROXIES RECEIVED WILL BE VOTED “FOR” RATIFICATION UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR COMPANY’S NAMED EXECUTIVE OFFICERS

We are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and the narrative discussion accompanying those tables as well as in the Compensation Discussion and Analysis).

As described more fully under the Compensation Discussion and Analysis section beginning on page 27 of this Proxy Statement, our executive compensation program is guided by the following philosophy and objectives:

•	Our objective is to closely align executive compensation with the creation of stockholder value, with a balanced focus on both short-term and long-term performance and a substantial emphasis on total stockholder return. We believe our executive compensation policies and practices appropriately align the interests of our executives with those of our stockholders through a combination of base salary, annual incentive compensation awards and long-term incentive equity awards.

•	Our executive compensation program is designed to attract, retain and reward experienced, highly motivated executives who are capable of leading our Company effectively. The Compensation Committee believes strongly in linking compensation to performance, and has designed our compensation program to deliver total pay that is primarily linked to overall business results while also recognizing individual performance. The Compensation Committee utilizes a combination of cash and equity-based compensation to provide appropriate incentives for executives to achieve our business objectives as well as further align their interests with our stockholders and encourage their long-term commitment to our Company.

We urge our stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which describes in more detail how our executive compensation policies and practices are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative discussion that accompanies the compensation tables which provide detailed information on the compensation of our named executive officers. The Compensation Committee and our Board believe that the policies and procedures described in the Compensation Discussion and Analysis have enabled our Company to attract, motivate and retain highly skilled executives whose performance and contributions have contributed to our Company’s success.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act, referred to as the “Dodd-Frank Act”) and the related rules of the SEC, our Board will request your non-binding, advisory vote on the following resolution at our Annual Meeting:

RESOLVED, that the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This proposal to approve the compensation paid to our named executive officers is advisory in nature and, therefore, not binding on our Company, our Board or our Compensation Committee and will not be construed as overruling a decision by, or creating or implying any additional duty for, our Company, our Board or our Compensation Committee. However, the Compensation Committee, which is responsible for reviewing and approving the compensation for our executive officers and reviewing our overall compensation structure and philosophy, values input from our stockholders and will consider the result of the vote when making future compensation decisions for our named executive officers. Our Company’s current policy is to provide stockholders with an opportunity to approve the compensation of our named executive officers each year at our annual meeting of stockholders. Our Board will consider the results of the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers outlined in Proposal 4 in determining the frequency going forward. It is expected that the next such vote will occur at our 2018 annual meeting of stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC’S EXECUTIVE COMPENSATION DISCLOSURE RULES. PROXIES RECEIVED WILL BE VOTED “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote on whether future advisory votes on the compensation of our named executive officers should occur every year, every two years or every three years. After careful consideration, our Board recommends that future advisory votes on the compensation of our named executive officers occur every year. We believe that an annual advisory vote on executive compensation is the most appropriate option because it allows our stockholders to provide frequent input on our compensation policies and practices. In making this recommendation, the Board took into account that a majority of the votes cast at our 2011 Annual Stockholders’ Meeting voted in favor of holding an annual advisory vote on executive compensation. Although this advisory resolution is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will carefully consider the results of the vote.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR “ONE YEAR” FOR THE FREQUENCY OF NON-BINDING STOCKHOLDER VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. PROXIES RECEIVED WILL BE VOTED “ONE YEAR” UNLESS THE STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

ADDITIONAL MATTERS

Solicitation of Proxies

The cost of solicitation of Proxies for our Annual Meeting will be paid by our Company. Solicitation will be made primarily by mail, but our regular employees, without additional remuneration, may solicit Proxies by telephone, e-mail, facsimile and personal interviews. In addition, Innisfree M&A Incorporated will assist in the solicitation of Proxies and our Company anticipates a fee for proxy solicitation services of approximately $20,000 plus out-of-pocket costs. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send Proxy materials to and obtain Proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

Stockholder Proposals and Director Nominees

For a stockholder to properly present a matter at our Annual Meeting other than pursuant to Rule 14a-8 under the Exchange Act, including nominations for persons for election to our Board of Directors, our Secretary must have received written notice thereof on or after February 25, 2017 and on or before 5:00 p.m., Pacific Time, on March 27, 2017, as specified in our Bylaws, and such notice must have satisfied the additional requirements set forth in our Bylaws. Our Secretary has not received any valid notice of any such matter to be presented by a stockholder at our Annual Meeting.

A stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and form of proxy for the 2018 annual meeting of stockholders must be received by our Company by December 19, 2017. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such proposals. For an eligible stockholder or group of stockholders to nominate a director nominee for election at our 2018 annual meeting of stockholders pursuant to the proxy access provision of our Bylaws, such eligible stockholder or group of stockholders must comply with the then current advance notice requirements in our Bylaws and deliver the proposal to our principal executive offices on or after March 3, 2018 and on or before 5:00 p.m., Pacific Time, on April 2, 2018 (60 to 90 days prior to the first anniversary of our Annual Meeting) in order for such proposal to be considered timely. In addition, our Bylaws require the eligible stockholder or group of stockholders to update and supplement such information as of specified dates. Any such proposal should be mailed to: The Macerich Company, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401, Attn: Secretary.

A stockholder otherwise desiring to bring a proposal before the 2018 annual meeting of stockholders (including generally any proposal relating to the nomination of a director to be elected to our Board of Directors) must comply with the then current advance notice and information requirements in our Bylaws and deliver the proposal to our principal executive offices on or after March 3, 2018 and on or before 5:00 p.m., Pacific Time, on April 2, 2018 (60 to 90 days prior to the first anniversary of our Annual Meeting) in order for such proposal to be considered timely. Any such proposal should be mailed to: The Macerich Company, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401, Attn: Secretary. Copies of our charter and Bylaws may be obtained without charge by providing a written request to our Secretary at that address.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of proxy materials), addressed to those stockholders. This process, which is commonly referred to as “householding” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders who are beneficial holders of the Company’s common stock will be householding the Company’s Notice of Internet Availability of Proxy Materials (or proxy materials in the case of stockholders who receive paper copies of proxy materials). If you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials (or proxy materials, if applicable), please notify your bank or broker, or contact Broadridge Financial Solutions, Inc., toll-free at 1-800-542-1061 or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The Company undertakes, upon oral or written request, to deliver promptly a second copy of the Company’s Notice of Internet Availability of Proxy Materials (or proxy materials, if applicable) to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials (or proxy materials, if applicable) at their address and would like to request householding of the communications should contact their bank or broker or The Macerich Company, Attn: Investor Relations, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% stockholders are required by the SEC’s regulations to furnish our Company with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to our Company during and with respect to the fiscal year ended December 31, 2016, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were satisfied on a timely basis, with the exception of a Form 4 filed by Mr. Soboroff to report a sale of 2,000 shares of the Company’s common stock by a family trust of which he is the trustee.

Other Matters

Our Board of Directors does not know of any matter other than those described in this Proxy Statement which will be presented for action at our Annual Meeting. If other matters are presented, Proxies will be voted in accordance with the discretion of the Proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO OUR COMPANY.

Appendix I

RECONCILIATION OF NON-GAAP MEASURES

Funds From Operations (“FFO”)

Our Company uses FFO in addition to net income to report our operating and financial results and considers FFO and FFO-diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles (“GAAP”) measures. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. Our Company also presents FFO excluding early extinguishment of debt, net and costs related to unsolicited takeover offer.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as our Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. Our Company believes that such a presentation also provides investors with a more meaningful measure of our operating results in comparison to the operating results of other REITs. Our Company believes that FFO excluding early extinguishment of debt, net and costs related to unsolicited takeover offer provides useful supplemental information regarding our Company’s performance as it shows a more meaningful and consistent comparison of our Company’s operating performance and allows investors to more easily compare our Company’s results. Our Company believes that FFO on a diluted basis is a measure investors find most useful in measuring the dilutive impact of outstanding convertible securities.

Our Company believes that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income as defined by GAAP, and is not indicative of cash available to fund all cash flow needs. Our Company also cautions that FFO, as presented, may not be comparable to similarly titled measures reported by other real estate investment trusts.

Management compensates for the limitations of FFO by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of FFO and a reconciliation of FFO and FFO to net income available to common stockholders. Management believes that to further understand our Company’s performance, FFO should be compared with our Company’s reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our Company’s consolidated financial statements. See our Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

The following reconciles net income attributable to our Company to FFO and FFO-diluted for the years ended December 31, 2016, 2015, 2014 and 2013 (dollars and shares in thousands):

	2016	2015	2014	2013
Net income attributable to our Company	$516,995	$487,562	$1,499,042	$420,090
Adjustments to reconcile net income attributable to our Company to FFO—basic:
Noncontrolling interests in the Operating Partnership	37,780	32,615	105,584	29,637
(Gain) loss on sale or write down of consolidated assets, net	(415,348)	(378,248)	(73,440)	(207,105)
Gain on remeasurement of consolidated assets	—	(22,089)	(1,423,136)	(51,205)
Add: gain (loss) on undepreciated assets—consolidated assets	3,717	1,326	1,396	2,546
Add: noncontrolling interests share of (loss) gain on sale of assets—consolidated assets	(1,662)	481	146	(2,082)
Loss (gain) on sale or write down of assets—unconsolidated joint ventures(1)	189	(4,392)	1,237	(94,372)
Add: (loss) gain on sale of undepreciated assets—unconsolidated joint ventures(1)	(2)	4,395	2,621	602
Depreciation and amortization on consolidated assets	348,488	464,472	378,716	374,425
Less: noncontrolling interests in depreciation and amortization—consolidated assets	(15,023)	(14,962)	(20,700)	(19,928)
Depreciation and amortization—unconsolidated joint ventures(1)	179,600	84,160	82,570	86,866
Less: depreciation on personal property	(12,430)	(13,052)	(11,282)	(11,900)

FFO attributable to common stockholders and unit holders—basic and diluted	642,304	642,268	542,754	527,574
(Gain) loss on early extinguishment of debt, net—consolidated assets	(1,709)	(1,487)	9,551	(2,684)
Gain on early extinguishment of debt, net—unconsolidated joint ventures(1)	—	—	—	(352)

FFO attributable to common stockholders and unit holders excluding early extinguishment of debt, net—diluted	640,595	640,781	552,305	524,538
Costs related to unsolicited takeover offer	—	25,204	—	—

FFO attributable to common stockholders and unit holders excluding early extinguishment of debt, net and costs related to unsolicited takeover offer—diluted	$640,595	$665,985	$552,305	$524,538

Weighted average number of FFO shares outstanding for:
FFO attributable to common stockholders and unit holders—basic(2)	157,320	168,478	153,224	149,444
Adjustments for the impact of dilutive securities in computing FFO—diluted:
Share and unit-based compensation	112	144	147	82

FFO attributable to common stockholders and unit holders—diluted(3)	157,432	168,622	153,371	149,526

(1)	Unconsolidated assets are presented at our Company’s pro rata share.

(2)	Calculated based upon basic net income as adjusted to reach basic FFO. During the years ended December 31, 2016, 2015, 2014 and 2013, there were 10.7, 10.6, 10.1 million and 9.8 million OP Units outstanding, respectively.

(3)	The computation of FFO-diluted shares outstanding includes the effect of share and unit-based compensation plans and the senior notes using the treasury stock method. It also assumes the conversion of MACWH, LP common and preferred units to the extent that they are dilutive to the FFO-diluted computation.

The following reconciles net income per share attributable to common stockholders-diluted to FFO per share-diluted for the years ended December 31, 2016, 2015, 2014 and 2013:

	2016	2015	2014	2013
Net income per share attributable to common stockholders—diluted	$3.52	$3.08	$10.45	$3.00
Per share impact of depreciation and amortization of real estate	3.18	3.09	2.81	2.88
Per share impact of gain on remeasurement, sale or write down of assets, net	(2.62)	(2.36)	(9.72)	(2.35)

FFO per share—diluted	4.08	3.81	3.54	3.53
Per share impact of (gain) loss on early extinguishment of debt, net	(0.01)	(0.01)	0.06	(0.02)
Per share impact of costs related to unsolicited takeover offer	—	0.15	—	—

FFO per share excluding early extinguishment of debt, net and costs related to unsolicited takeover offer—diluted	$4.07	$3.95	$3.60	$3.51

Adjusted EBITDA, Net Operating Income (“NOI”) and NOI—Same Centers

Adjusted EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests in the Operating Partnership, extraordinary items, loss (gain) on remeasurement, sale or write down of assets, loss (gain) on extinguishment of debt and preferred dividends and includes joint ventures at their pro rata share. Management considers Adjusted EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of our Company to incur and service debt and make capital expenditures. Our Company believes that Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of our Company’s operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. Our Company also cautions that Adjusted EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

Our Company presents Same Center NOI because we believe it is useful for investors to evaluate the operating performance of comparable centers. Same Center NOI is calculated using total Adjusted EBITDA and eliminating the impact of the management companies’ revenues and operating expenses, our general and administrative expenses, costs related to unsolicited takeover offer and the straight-line and above/below market adjustments to minimum rents and subtracting out NOI from Non-Same Centers.

The changes in Same Center NOI is calculated by dividing the change in NOI year-over-year by the preceding period’s NOI based on the Same Center population for the year most recently presented. For purposes of the comparison, our Company defines Same Centers as those Centers that are substantially complete and in operation for the entirety of both periods of the comparison. Non-Same Centers for comparison purposes, include those Centers or properties that are going through a substantial redevelopment, those properties that have recently transitioned to or from equity method joint ventures to consolidated assets, properties recently acquired and properties that have been disposed of. Our Company moves a Center in and out of Same Centers based on whether the Center is substantially complete and in operation for the entirety of both periods of the comparison. Accordingly, the adjustments reflect movement of Centers in and out of Same Centers for periods of comparison.

The following reconciles net income attributable to our Company to Adjusted EBITDA, NOI and NOI—Same Centers for the years ended December 31, 2016, 2015, 2014, 2013 and 2012 (dollars in thousands).

	2016	2015	2014	2013
Net income attributable to our Company	$516,995	$487,562	$1,499,042	$420,090
Interest expense	251,618	242,126	241,400	269,542
Depreciation and amortization	513,065	533,670	440,586	441,363
Noncontrolling interests in the Operating Partnership	37,780	32,615	105,584	29,637
(Gain) loss on extinguishment of debt, net	(1,709)	(1,487)	9,551	(3,036)
Gain on remeasurement, sale or write down of assets, net	(416,821)	(404,248)	(1,495,193)	(354,764)
Income tax expense (benefit)	722	(3,223)	(4,269)	(1,692)
Distributions on preferred units	575	1,174	710	735

Adjusted EBITDA	902,225	888,189	797,411	801,875
REIT general and administrative expenses	28,217	29,870	29,412	27,772
Costs related to unsolicited takeover offer	—	25,204	—	—
Management Companies’ revenues	(39,464)	(26,254)	(33,981)	(40,192)
Management Companies’ operating expenses	98,323	92,340	88,424	93,461
Straight-line and above/below market adjustments	(38,309)	(27,950)	(18,357)	(16,780)

NOI—All Centers	950,992	981,399	862,909	866,136
NOI of Non-Same Centers	(91,150)	(81,708)	(93,826)	(136,509)

NOI—Same Centers	$859,842	$899,691	$769,083	$729,627

	2015	2014	2013	2012
Net income attributable to our Company	$487,562	$1,499,042	$420,090	$337,426
Interest expense	242,126	241,400	269,542	269,668
Depreciation and amortization	533,670	440,586	441,363	384,860
Noncontrolling interests in the Operating Partnership	32,615	105,584	29,637	27,359
(Gain) loss on extinguishment of debt, net	(1,487)	9,551	(3,036)	(119,926)
Gain on remeasurement, sale or write down of assets, net	(404,248)	(1,495,193)	(354,764)	(159,695)
Income tax benefit	(3,223)	(4,269)	(1,692)	(4,159)
Distributions on preferred units	1,174	710	735	783

Adjusted EBITDA	888,189	797,411	801,875	736,316
REIT general and administrative expenses	29,870	29,412	27,772	20,412
Costs related to unsolicited takeover offer	25,204	—	—	—
Management Companies’ revenues	(26,254)	(33,981)	(40,192)	(41,235)
Management Companies’ operating expenses	92,340	88,424	93,461	85,610
Straight-line and above/below market adjustments	(27,950)	(18,357)	(16,780)	(15,612)

NOI—All Centers	981,399	862,909	866,136	785,491
NOI of Non-Same Centers	(162,204)	(17,982)	(128,353)	(84,687)

NOI—Same Centers	$819,195	$844,927	$737,783	$700,804

NOI—Same Centers Percentage Change	4.96%	6.48%	4.24%	4.11%

THE MACERICH COMPANY 401 WILSHIRE BLVD. SUITE 700 SANTA MONICA, CA 90401

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
AUTHORIZE YOUR PROXY BY MAIL
Mark, sign and date your proxy card and return it promptly in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE MACERICH COMPANY
The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors
	Nominees:	For	Against	Abstain
1a.	John H. Alschuler	☐	☐	☐
1b.	Arthur M. Coppola	☐	☐	☐				For	Against	Abstain
1c. 1d.	Edward C. Coppola Steven R. Hash	☐ ☐	☐ ☐	☐ ☐	2.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2017.		☐	☐	☐
1e. 1f.	Fred S. Hubbell Diana M. Laing	☐ ☐	☐ ☐	☐ ☐	3.	Advisory vote to approve our named executive officer compensation as described in our Proxy Statement.		☐	☐	☐

1g.	Mason G. Ross	☐	☐	☐	The Board of Directors recommends you vote One Year on the following proposal:		1 Year	2 Years	3 Years	Abstain
1h. 1i.	Steven L. Soboroff Andrea M. Stephen	☐ ☐	☐ ☐	☐ ☐	4.	Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

1j.	John M. Sullivan	☐	☐	☐	Proxies will be voted at the discretion of the persons named in this Proxy on any other matter that may properly come before the meeting or any postponement(s) or adjournments(s) thereof.
						For address changes and/or comments, please check this box and write them on the back where indicated.				☐
						Please indicate if you plan to attend this meeting.		☐ Yes	☐ No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other representative, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date	Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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THE MACERICH COMPANY

Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting to be held on June 1, 2017

The undersigned stockholder(s) of The Macerich Company, a Maryland corporation (the “Company”), hereby appoint(s) Thomas E. O’Hern and Thomas J. Leanse, and each of them, as Proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held at The Fairmont Miramar Hotel, 101 Wilshire Blvd., Santa Monica, California on June 1, 2017 at 10:00 a.m. local time, and at any postponement(s) or adjournment(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any Proxy heretofore given with respect to such meeting or any postponement(s) or adjournment(s) thereof.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director in Proposal 1 and “FOR” Proposals 2 and 3 and “ONE YEAR” on Proposal 4, each as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side